UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Myrexis, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

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March 22, 2013

To Our Stockholders:

You are cordially invited to attend the 2012 annual meeting of stockholders of Myrexis, Inc. to be held at Noon, EST on Friday, April 26, 2013, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.  Details regarding the meeting, the business to be conducted and information about Myrexis, Inc. that you should consider when you vote your shares are described in the attached proxy statement.

At the annual meeting, three persons will be elected to our Board of Directors.  We are also asking stockholders to approve an amendment to our Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of our net operating losses and other tax benefits and to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.  In addition, we will seek advisory votes from stockholders on the compensation of our named executive officers, as disclosed in this proxy statement.  The Board of Directors recommends the approval of each of these proposals.  Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting.  Whether you plan to attend the annual meeting or not, it is important that you cast your vote.  You are urged to vote promptly in accordance with the instructions set forth on your proxy card.  We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support of Myrexis.

Sincerely, /s/ Jonathan M. Couchman Jonathan M. Couchman Chairman, President, Chief Executive Officer and Chief Financial Officer

Your vote is important.  Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy materials by mail, by completing, signing, dating, and returning the enclosed proxy card.

MYREXIS, INC.
c/o XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE, SUITE 2260
NEW YORK, NY 10020

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME: NOON, EST

DATE: April 26, 2013

PLACE: The offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022

PURPOSES:

1.
To elect one Class I director to serve a one-year term expiring at the 2013 annual meeting of stockholders, to elect one Class II director to serve a two-year term expiring at the 2014 annual meeting of stockholders and to elect one Class III director to serve a three-year term expiring at the 2015 annual meeting of stockholders;

2.
To approve an amendment to the Company’s Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of our net operating losses and other tax benefits;

3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013;

4.	To consider an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myrexis, Inc. common stock at the close of business on March 1, 2013.  A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 630 Fifth Avenue, Suite 2260, New York, New York 10020.

All stockholders are cordially invited to attend the annual meeting.  Whether you plan to attend the annual meeting or not, please vote by following the instructions in the proxy statement and your proxy card.  You may change or revoke your proxy at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Jonathan M. Couchman Jonathan M. Couchman Chairman, President, Chief Executive Officer and Chief Financial Officer

March 22, 2013

NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2013

This proxy statement and our 2012 annual report to stockholders are available to be viewed at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182

i

MYREXIS, INC.
c/o XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE, SUITE 2260
NEW YORK, NY 10020
801-214-7800

PROXY STATEMENT FOR THE MYREXIS, INC.
2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive this Proxy Statement?

The Board of Directors (the “Board”) of Myrexis, Inc. is soliciting your proxy to vote at the 2012 annual meeting of stockholders to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on Friday, April 26, 2013, at Noon, EST (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  The proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.  In this proxy statement, we refer to Myrexis, Inc. as “Myrexis,” “the Company,” “we” and “us.”

This proxy statement and appendices attached hereto (collectively, the “Proxy Statement”) and the accompanying form of proxy card / voting instruction card were first mailed to our stockholders on or about March 22, 2013.  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 is enclosed with this Proxy Statement (the “Annual Report”).

Who Can Vote?

Only stockholders who owned our common stock at the close of business on March 1, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting.  On the Record Date, there were 34,479,051 shares of our Common Stock, $0.01 par value per share (the “Common Stock”), outstanding and entitled to vote.  The Common Stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares of Common Stock.  Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting.  For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy” below.

How Many Votes Do I Have?

Each share of Common Stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy.  All shares of Common Stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone.  You may specify whether your shares of Common Stock should be voted for or against all, some or none of the nominees for director and whether your shares of Common Stock should be voted for, against or abstain with respect to each of the other proposals.  If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board as noted below.  Voting by proxy will not affect your right to attend the Annual Meeting.  If your shares of Common Stock are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company LLC, or you have stock certificates registered in your name, you may vote:

•
By mail.  If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.  If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of Common Stock are held in “street name” (meaning that the shares are held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record.  You must follow the instructions of the holder of record in order for your shares to be voted.  Telephone and Internet voting will be offered to stockholders owning shares through certain banks and brokers.  If your shares of Common Stock are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the three nominees for director;

•	“FOR” the approval of the amendment to our Certificate of Incorporation;

•	“FOR” the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013; and

•	“FOR” the compensation of our named executive officers for fiscal year 2012, as disclosed in this Proxy Statement.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares of Common Stock will be voted by the proxy holder listed in the proxy in his discretion.  At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting.  You may change or revoke your proxy in any one of the following ways:

•	by re-voting as instructed above;

•	if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one proxy card if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name.  Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares of Common Stock are registered in your name or if you have stock certificates, they will not be voted if you do not vote as described above under “How Do I Vote?”.  If your shares of Common Stock are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3 of this Proxy Statement) without receiving instructions from you.  Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee.  This ensures your shares of Common Stock will be voted at the Annual Meeting and in the manner you desire.  A “broker non-vote” will occur if your broker cannot vote your shares of Common Stock on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares of Common Stock in the election of directors.  Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal No. 1 of this Proxy Statement).  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate.  In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on matters related to the protection of the tax treatment of our net operating losses and other tax benefits and any matters related to executive compensation.  Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to the protection of the tax treatment of our net operating losses and to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.  You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.  Votes that are withheld will not be included in the vote tally for the election of the directors.  Brokerage firms do not have authority to vote their customers’ unvoted shares of Common Stock held by the firms in street name for the election of the directors.  As a result, any shares of Common Stock not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.  Because of the class structure of the Board, each of Messrs. Scheiwe and Couchman has agreed to submit their conditional resignation to the Board in the event they are not elected by stockholders at the Annual Meeting.

Proposal 2: Approval of an amendment to the Company’s Certificate of Incorporation
The affirmative vote of a majority of the Common Stock outstanding as of the Record Date is required to approve the amendment to our Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of our net operating losses and other tax benefits.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares of Common Stock not voted by a customer will be treated as a broker non-vote.  Abstentions and such broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers’ unvoted shares of Common Stock held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if stockholders do not ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013, the Board will reconsider its selection.

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2012 as described in this Proxy Statement.  Abstentions will have no effect on the results of this vote.  Brokerage firms do not have authority to vote customers’ unvoted shares of Common Stock held by the firms in street name on this proposal.  As a result, any shares of Common Stock not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.  Although the advisory vote is non-binding, the Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private.  We only let our Inspectors of Election examine these documents.  Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements.  We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies.  Our directors and employees may solicit proxies in person or by telephone, fax or email.  We will pay these employees and directors no additional compensation for these services.  We have engaged InvestorCom, Inc. to act as our proxy solicitor in connection with this Annual Meeting and will pay InvestorCom, Inc.a fee of $2,500 and reimburse its expenses in connection with such services.  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies.  We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are all counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at Noon, EST on Friday, April 26, 2013, at at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.  When you arrive at Olshan Frome Wolosky LLP, signs will direct you to the appropriate meeting room.  You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

Securities and Exchange Commission (“SEC”) rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both you and us.  It reduces the volume of duplicate information received at your household and helps to reduce our expenses.  The rule applies to annual reports, proxy statements and information statements.  Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company LLC, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of proxy materials in future years, follow the instructions described below.  Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials follow these instructions:

•
If your shares of Common Stock are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company LLC, and inform them of your request by (i) calling them at 1-800-937-5449; (ii) visiting their website at www.amstock.com; or (iii) writing them at American Stock Transfer and Trust Company LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

•
If a broker or other holder of record holds your shares of Common Stock, please contact the broker or other nominee directly and inform them of your request.  Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 1, 2013 (except as otherwise indicated) for (a) the executive officers named in the Summary Compensation Table set forth in Appendix B -- Executive Officer and Director Compensation of this Proxy Statement, (b) each of our director nominees, (c) all of our directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  We deem Common Stock that may be acquired by an individual or group within 60 days of March 1, 2013 pursuant to the exercise of options or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Percentage of ownership is based on 34,479,051 shares of Common Stock outstanding on March 1, 2013.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.  Unless otherwise indicated, the address for each director and executive officer listed is c/o Myrexis, Inc., c/o Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, New York 10020.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Number	Percentage
Principal Stockholders:

Xstelos Holdings, Inc. (1)
630 Fifth Avenue, Suite 2260
New York, NY 10020	7,000,000	20.3%

Bulldog Investors (2)
Park 80 West, 250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663	2,634,889	7.6%

Executive Officers and Directors:
Jonathan M. Couchman	0	--
Michael C. Pearce	0	--
Steven D. Scheiwe	0	--
Andrea Kendell	29,628	*
Robert J. Lollini	0	--
Adrian N. Hobden, Ph.D. (3)	121,749	*
Wayne Laslie (4)	14,000	*
All executive officers and directors as a group (7 persons) (5)	165,377	*

_____________________

*	Represents beneficial ownership of less than 1% of the Common Stock outstanding.

(1)
This information is based on a Schedule 13D filed with the SEC on March 11, 2013 by Xstelos Holdings, Inc. and Xstelos Corp.  As of the close of business on March 1, 2013, Xstelos Corp. owned directly 7,000,000 shares of Common Stock.  Xstelos Corp. is a wholly owned subsidiary of Xstelos Holdings, Inc. and, as such, Xstelos Holdings, Inc. may be deemed to beneficially own the shares of Common Stock owned directly by Xstelos Corp.

(2)
This information is based on a Schedule 13G filed with the SEC on February 13, 2013 by Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos, reporting sole power to dispose of all 2,634,889 shares of Common Stock beneficially owned and shared power to vote certain of the shares of Common Stock beneficially owned.  Phillip Goldstein and Andrew Dakos are principals of Bulldog Investors.

(3)	Includes 39,375 shares of Common Stock issuable upon the exercise of currently exercisable options.

(4)	Includes 14,000 shares of Common Stock issuable upon the exercise of currently exercisable options.

(5)	Includes 53,375 shares of Common Stock issuable upon the exercise of currently exercisable options.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws (the “Bylaws”) provide that our business is to be managed by or under the direction of our Board of Directors.  Our Board of Directors is divided into three classes for purposes of election.  One class is typically elected at each annual meeting of stockholders to serve for a three-year term.  However, since stockholders have not had an opportunity to elect any of our current directors, each director will be up for election at the Annual Meeting regardless of the current class in which they serve.  Our Board of Directors currently consists of three members, classified into three classes as follows: (1) Steven D. Scheiwe constitutes the Class I director with a term ending at the 2013 annual meeting of stockholders; (2) Jonathan M. Couchman constitutes the Class II director with a term ending at the 2014 annual meeting of stockholders; and (3) Michael C. Pearce constitutes the Class III director with a term ending at the Annual Meeting.  Because of the class structure of the Board, each of Messrs. Scheiwe and Couchman have agreed to submit their conditional resignation to the Board in the event they are not elected by stockholders at the Annual Meeting.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position with the Company
Jonathan M. Couchman	43	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer
Michael C. Pearce	51	Director
Steven D. Scheiwe	52	Director

In addition to the information presented below regarding each of our director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board.

Jonathan M. Couchman was appointed to the Board and as its Chairman and as Chief Executive Officer of the Company on January 22, 2013 and as Chief Financial Officer of the Company on March 1, 2013.  Mr. Couchman currently also serves as Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of Xstelos Holdings, Inc., (OTCQB: XTLS) and has served in such capacity since January 23, 2012.  Previously, Mr. Couchman served as Chairman of the Board, beginning in February 2006, President and Chief Executive Officer, beginning in January 2009, and Chief Financial Officer, beginning August 2009, of Footstar, Inc. until January 2012.  Mr. Couchman also previously served as a director of Golf Trust of America, now known as Pernix Therapeutics.  Prior to that time he was a private investor and investment manager.  He holds a Bachelor of Science in Finance from the California State University at Chico.  Mr. Couchman’s extensive investment experience, including his M&A experience, gives him strong insight into the challenges and issues facing the Company.

Michael C. Pearce was appointed to the Board on February 13, 2013.  Mr. Pearce has served as Chairman of Pernix Therapeutics Holdings (Nasdaq: PTX), a profitable specialty pharmaceutical company focused on the pediatric marketplace, since March 2010.  Additionally, he has been a principal in Relevant Therapeutics LLC, since November 2011, and is majority shareholder of Hatteras Equity, an active acquirer of distressed real estate assets in coastal North Carolina. From 2007 until 2010, he led a repositioning of Golf Trust of America, Inc (NYSE Amex: GTA) while serving in the capacity of Chairman and Chief Executive Officer. Over the course of twenty-five years, Mr. Pearce was employed in various technology industry management positions. From late 1999-2001, he served as Chief Executive Officer of iEntertainment Network during a corporate restructuring and recapitalization. From 1996-1998, he was Senior Vice President of Sales and Marketing for VocalTec Communications, predecessor corporation to magicJack VocalTec Ltd (Nasdaq: CALL), later returning in a consulting capacity to its chairman on matters pertaining to business development, strategic alternatives, and mergers and acquisitions. From 1983-1996, he was employed as Senior Vice President of Sales and Marketing at Ventana Communications, a subsidiary of Thomson Corporation; Vice President of Sales at Librex Computer Systems, a subsidiary of Nippon Steel Corporation and; National Sales Manager at Hyundai Electronics America.  He has served on the board of directors of several publicly-traded and privately-held companies, including Swiss Precision Corporation, Reliability Corporation, and Spatializer Audio Labs, Inc.  Mr. Pearce’s extensive management, strategic planning and business development experience, together with his public company board experience makes him well qualified to serve on the Board.

Steven D. Scheiwe was appointed to the Board on February 13, 2013.  Mr. Scheiwe has been the President of Ontrac Advisors, Inc., an analysis and business management services provider to public and private entities, since 2001.  Mr. Scheiwe has been a director of Hancock Fabrics, Inc., a fabric retailer, since August 2008 and its Non-executive chairman since August 2009, and is a member of its audit, management review and compensation and nominating and corporate governance committees. He is also a director and member of the audit and compensation committees of FiberTower Corporation, a wireless backhaul services provider, and has held those positions since 2006; currently a director and member of the audit and the nominating and corporate governance committees of Primus Telecommunications Group, Inc., an integrated facilities-based communications services provider (“Primus”), which positions he has held since August 2010, and previously served as a member of Primus’ compensation committee; and also serves as a director and member of the audit and compensation committees for Washington Mutual Inc. Holding Corp (“WMIHC”) and a director of Xstelos Holdings, Inc.  Mr. Scheiwe also formerly served as a director of Movie Gallery, Inc., Zemex Minerals Group, Inc., American Restaurant Group, Inc., Friedman’s, Inc., Footstar, Inc. and General Chemical Industrial Products, Inc.  Mr. Scheiwe has extensive business management experience with both public and private companies. Mr. Scheiwe also has served on the boards of several additional organizations of varying sizes.  Mr. Scheiwe has extensive business management experience with both public and private companies. Mr. Scheiwe also has served on the boards of several organizations of varying sizes.  His business management experience and experience serving on various audit, nominating and corporate governance and compensation committees makes him well qualified to serve on the Board.

Director Independence

The Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly.  Based upon this review, our Board has determined that the following members of the Board are “independent directors”: Mr. Pearce and Mr. Scheiwe.

Audit Committee Financial Expert

The Board has determined that Mr. Scheiwe qualifies as an “audit committee financial expert,” within the meaning of SEC rules.

Committees of the Board and Meetings

Meeting Attendance.  During the fiscal year ended June 30, 2012, which we refer to herein as fiscal 2012, there were 20 meetings of the Board.  No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2012.  All of the Company’s then serving directors attended our annual meeting of stockholders held in 2011.

Committees.  Because of the Company’s limited resources, the Board does not currently have a standing audit, compensation or nominating and governance committee.  The current members of the Board perform the functions of an audit, compensation and nominating and governance committee on an as needed basis.

Criteria for Board Membership

The entire Board considers candidates for the Board.  For all potential candidates, the Board may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of the Company for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of the Company;

•
candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•
candidates must have a general appreciation regarding major issues facing companies of a size and operational scope similar to the Company including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board.

Director Nomination Process; Stockholder Nominees

The Board does not currently have a formal policy with respect to identifying director candidates.  It is the Board’s intention, absent special circumstances or a material change in the criteria for membership to the Board, that the incumbent directors who continue to be qualified for service and are willing to continue as directors, will be put forth for election for another term.  If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between meetings of stockholders, the remaining members of the Board will seek out potential candidates for appointment to the Board who are qualified to serve on the Board and have the specific skills or qualities being sought.  Candidates will be selected based on input from members of the Board, management and, if appropriate, a third-party search firm.  The Board will then evaluate qualifications and interview candidates meriting serious consideration.

The Board may also consider candidates recommended by stockholders.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.  If a stockholder wishes to propose a candidate for consideration as a nominee under our corporate governance policies, for future annual meetings, the Board will consider only one recommended nominee from any stockholder or group of affiliated stockholders for each annual meeting, and such recommending stockholder or group must have held at least 5% of the Common Stock for at least one year.  All stockholder recommendations for proposed director nominees must be in writing to the Company’s Secretary at the executive offices of the Company and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting or, in certain circumstances, such as if there was no previous annual meeting, a reasonable time in advance of the mailing of our proxy statement for such annual meeting.  The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of Common Stock owned by the recommending stockholder and the time period for which such shares have been held;

•
if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
a description of all relationships between the proposed nominee and any stockholder of the Company, including the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board and to the governance of the Company and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Board and interviewed if necessary, and (ii) if nominated and elected, to serve as a director.

The Board will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by Nasdaq.

Compensation Committee Interlocks and Insider Participation.

While the Board does not currently have a Compensation Committee, during fiscal year 2012, the Board had a Compensation Committee with three members, Dennis Langer (Chairman), Gerald Belle and Robert Forrester (the “Fiscal 2012 Compensation Committee”).  No member of the Fiscal 2012 Compensation Committee had at any time been an employee of the Company.  During fiscal year 2012, none of the Company’s executive officers was a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Board or the Fiscal 2012 Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Jonathan M. Couchman currently serves as the Chairman of the Board and as Chief Executive Officer, Chief Financial Officer and President of the Company.  Due to the Company’s current size and the limited resources available to the Company, we have determined that it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

The entire Board is responsible for overseeing the Company’s risk management process and acts as the audit committee.  The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate, regarding the Company’s assessment of risks.  The Board focuses on the most significant risks facing the Company and ensures that risks undertaken by the Company are consistent with the Board’s appetite for risk.  Additionally, in setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

As additional resources become available and as the Company explores strategic alternatives available to it, we intend to review the appropriateness of the Company’s leadership structure and risk oversight and implement changes as necessary.

Stockholder Communications to the Board

The Board has not adopted a formal procedure that stockholders must follow to send communications to it.  Stockholders who wish to communicate with the Board can send their communications in writing to the Board’s attention at the principal executive offices of the Company -- c/o Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, New York 10020, Attention: Board of Directors.  The Board will address those communications as appropriate.

Executive Officers

The following table sets forth certain information regarding our executive officer.

Name	Age	Position
Jonathan M. Couchman	43	President, Chief Executive Officer and Chief Financial Officer

Jonathan M. Couchman -- Please see Mr. Couchman’s biography above under “Management and Corporate Governance—The Board of Directors.”

COMPENSATION DISCUSSION AND ANALYSIS

See Appendix A -- Compensation Discussion and Analysis for discussion and analysis of the Company’s fiscal year 2012 compensation.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

See Appendix B -- Executive Officer and Director Compensation for disclosure relating to compensation of the Company’s executive officers and directors in fiscal year 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no Forms 5 were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On February 27, 2013, the Company and Xstelos Corp. (“Xstelos”), a wholly owned subsidiary of Xstelos Holdings, Inc., entered into a stock purchase agreement.  Pursuant to terms of such stock purchase agreement, the Company agreed to issue and sell to Xstelos 7,000,000 shares of Common Stock, representing approximately 20% of all outstanding Common Stock after giving effect to such sale (the “Sale”).  The shares were sold for an aggregate purchase price of approximately $250,000, the net proceeds of which are expected to be used for general corporate purposes.  The consideration paid by Xstelos was based, in part, on the Company’s available cash of approximately $870,000 after giving effect to liabilities due prior to March 31, 2013, services to be provided by Xstelos pursuant to the terms of an Intercompany Services Agreement (described below) as well as consent provided by Xstelos to allow Jonathan M. Couchman to serve as the Company’s Chief Financial Officer.  The Sale was approved by the Company’s disinterested director.

In connection with the Sale, the Company entered into a letter agreement (the “Letter Agreement”) dated February 27, 2013 with Xstelos, pursuant to which the Company granted to Xstelos an exemption under Section 29 of the Tax Benefits Preservation Rights Agreement adopted by the Board and entered into by the Company on March 29, 2012 (the “Rights Agreement”).  Under the exemption, Xstelos must not at any time represent more than the lesser of (i) 30% of the Common Stock and (ii) the maximum percentage ownership of Common Stock from time to time such that an ownership change would not have occurred for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

On February 27, 2013, the Company and Xstelos entered into an Intercompany Services Agreement.  Pursuant to the Intercompany Services Agreement, Xstelos agreed to provide the Company with certain administrative, management, accounting and information services for one year in exchange for a fee of $25,000.  The Intercompany Services Agreement will terminate upon 30 days written notice given to the other party.  The Intercompany Services Agreement was approved by the Company’s disinterested director and Xstelos will be subject to the supervision and control of the Company’s disinterested director while performing its obligations under the Intercompany Services Agreement.

Xstelos is a wholly owned subsidiary of Xstelos Holdings, Inc.  Following closing of the Sale, Xstelos beneficially owns approximately 20% of the Company’s outstanding Common Stock.  Jonathan M. Couchman, the Company’s President, Chief Executive Officer and Chief Financial Officer, is the President, Chief Executive Officer and Chief Financial Officer of Xstelos Holdings, Inc.  Steven D. Scheiwe, a member of the Board, serves on the Board of Directors of Xstelos Holdings, Inc.

Policy on Approval of Related Person Transactions

Although the Board no longer has a standing audit committee, the Board has determined to follow the previously adopted a Policy on Related Person Transactions (the “Policy”) with respect to all related person transactions.  Under the Policy, a related person transaction is one in which the Company is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Company;

•	members of our Board;

•	beneficial holders of more than 5% of our securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Exchange Act, of any of the foregoing persons;

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Exchange Act.

Under the Policy, the Board shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Board determines in good faith to be necessary.  These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Board shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Board shall obtain, or shall direct management to obtain on its behalf, all information that the Board believes to be relevant and important to a review of the transaction prior to its approval.  Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Board prior to approval.  If a discussion is not deemed to be necessary, approval may be given by written consent of the Board.  It is contemplated that no related person transaction shall be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Board may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time.  A copy of our Policy on Related Person Transactions is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of three members, classified into three classes as follows: (1) Steven D. Scheiwe constitutes the Class I director with a term ending at the 2013 annual meeting of stockholders; (2) Jonathan M. Couchman constitutes the Class II director with a term ending at the 2014 annual meeting of stockholders; and (3) Michael C. Pearce constitutes the Class III director with a term ending at the Annual Meeting.  One class is typically elected at each annual meeting of stockholders to serve for a three-year term.  However, since stockholders have not had an opportunity to elect any of our current directors, each director will be up for election at the Annual Meeting, regardless of the current class in which they serve.  Because of the class structure of the Board, each of Messrs. Scheiwe and Couchman have agreed to submit their conditional resignation to the Board in the event they are not elected by stockholders at the Annual Meeting.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors.  Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide whether it should request that the director submit his or her resignation, maintain the director but address what the Board believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election.  A copy of this policy is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEVEN D. SCHEIWE, JONATHAN M. COUCHMAN AND MICHAEL C. PEARCE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

BACKGROUND TO PROPOSAL NO. 2

Our previous business operations generated significant net operating losses and other tax benefits (collectively, “NOLs”).  Under federal tax laws, we generally can use our NOLs and substantial tax attributes associated with the NOLs and research tax credits (collectively, the “Tax Attributes”) to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes.  Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

At June 30, 2012, the Company had total federal and state tax NOLs of approximately $107.3 million.  If not utilized, the federal operating loss carry-forwards will expire beginning in 2030 through 2032, and the state net operating loss carry-forwards will expire beginning in 2025 through 2027.  The Company had approximately $2.7 million of federal research tax credits, which can be carried forward to reduce federal income taxes. If not utilized, the federal research credits will expire beginning in 2030 through 2032.  Additionally, the Company had approximately $1.1 million of Utah research tax credits, which can be carried forward to reduce Utah income taxes.  If not utilized, the Utah research tax credit carry-forwards will expire beginning in 2024 through 2026.  The net operating loss and research credit carry-forwards are not subject to the limitations imposed by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

The benefits of our NOLs would be reduced or eliminated, and our use of the NOLs would be substantially delayed (or eliminated) if we experience an “ownership change,” as determined under the Code.  Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of Common Stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder).

If an ownership change were to occur, the limitations imposed by Section 382 could result in all or a material amount of our NOLs expiring unused.  This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board determined to adopt the Protective Amendment to the Company’s Certificate of Incorporation (the “Protective Amendment”).  The Protective Amendment, which is designed to block transfers of Common Stock that could result in an ownership change, is described below under Proposal Three, and its full terms can be found in the accompanying Schedule I.

We are asking stockholders to approve the Protective Amendment because we believe that the Protective Amendment, in combination with the Rights Agreement, is the most effective way to preserve the benefits of our NOLs and Tax Attributes for long-term stockholder value.

The Board urges stockholders to carefully read the proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment” and the full terms of the Protective Amendment.  The Board unanimously adopted the Protective Amendment, but the Protective Amendment requires stockholder adoption to be put into effect.

The Board believes that the Protective Amendment, together with the Rights Agreement will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs and Tax Attributes.  Accordingly, the Board strongly recommends that stockholders adopt the Protective Amendment.

PROPOSAL NO. 2— APPROVAL OF PROTECTIVE AMENDMENT TO THE MYREXIS, INC. CERTIFICATE OF INCORPORATION

For the reasons discussed above under “Background to Proposal No. 2,” our Board recommends that stockholders adopt the Protective Amendment to our Certificate of Incorporation.  The Protective Amendment is designed to prevent certain transfers of Common Stock that could result in an ownership change under Section 382 and, therefore, materially inhibit our ability to use our NOLs and Tax Attributes to reduce our future income tax liability.  The Board believes it is in our and our stockholders’ best interests to adopt the Protective Amendment to help avoid this result.

The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs and Tax Attributes by limiting direct or indirect transfers of Common Stock that could affect the percentage of stock that is treated as being owned by a holder of 4.75% of the outstanding Common Stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.  In order to implement these transfer restrictions, the Protective Amendment must be adopted.  The Board has adopted resolutions approving and declaring the advisability of amending our Certificate of Incorporation as described below and as provided in Schedule I, subject to stockholder adoption.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Twelfth of our Certificate of Incorporation and can be found in the Schedule I.  Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers.  The Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of Common Stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of Common Stock by any Person or Persons (as defined below) from less than 4.75% to 4.75% or more of the outstanding Common Stock; or

•	increase the ownership percentage of a Person owning or deemed to own 4.75% or more of the outstanding Common Stock.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of Common Stock would exceed the 4.75% thresholds discussed above, or to Persons whose direct or indirect ownership of Common Stock would by attribution cause another Person to exceed such threshold.  Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.75% stockholder under the Protective Amendment.  A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of Common Stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted.  For purposes of determining the existence and identity of, and the amount of Common Stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of Common Stock.  The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of Common Stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of Common Stock, or prohibit ownership (thus requiring dispositions) of Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns Common Stock.  The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to the Common Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers.  Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of Common Stock owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving Common Stock in respect of their exercise.  In this Proxy Statement, Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment.  The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary.  If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and Tax Attributes and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.75% or more of our stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions.  In order to facilitate sales by stockholders into the market, the Protective Amendment permits otherwise prohibited transfers of Common Stock where the transferee is a public group. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 4.75% stockholder.

In addition, our Board will have the discretion to approve a transfer of Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests.  If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs and Tax Attributes.  In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382.  In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs and Tax Attributes under Section 382.  If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.75%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable.  Our stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our NOLs and Tax Attributes.

Implementation and Expiration of the Protective Amendment

If our stockholders adopt the Protective Amendment, we intend to file promptly the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective.  We intend thereafter to enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs and Tax Attributes.  We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (ii) such date as the Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs and Tax Attributes.  The Board may also accelerate or extend the expiration date of the Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs and Tax Attributes or that continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of the NOLs and Tax Attributes.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	Our Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

•
Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs).  However, a court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation or class of stockholders.

•
Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382.  Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective.  However, the Company also has the Rights Agreement in effect, which is intended to act as a deterrent to any person acquiring more than 4.99% of the outstanding Common Stock and endangering our ability to use our NOLs and Tax Attributes.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•
All stockholders who each own less than 5% of the outstanding Common Stock are generally (but not always) treated in aggregate as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382.  Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.”  Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.  Ownership is often attributed to pooled investment vehicles, such as mutual funds and hedge funds, but also to investment vehicles which coordinate their investment activities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
Our redemption or buyback of Common Stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Required Vote

The affirmative vote of a majority of the outstanding Common Stock on the Record Date is required to approve this proposal.  If you hold shares of Common Stock in your own name and indicate that you wish to abstain from voting on this matter, such shares will be counted as present for purposes of determining the presence of a quorum and your abstention will have the same effect as a vote against this proposal.  If you hold shares of Common Stock through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote such shares.  Broker non-votes will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal.

The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to do as soon as practicable after the Protective Amendment is adopted.

CERTAIN CONSIDERATIONS RELATED TO THE PROTECTIVE AMENDMENT

Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposal No. 2” is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted.  Please consider the items discussed below in voting on Proposal No. 2.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment is adopted.

Continued Risk of Ownership Change

Although the Protective Amendment and the Rights Agreement are intended to reduce the likelihood of an ownership change, we cannot assure you that they would prevent all transfers of Common Stock that could result in such an ownership change.  In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of Common Stock will be enforceable against all stockholders, and they may be subject to challenge on equitable grounds, as discussed above under Proposal No. 2.

Potential Effects on Liquidity

The Protective Amendment may further restrict a stockholder’s ability to acquire, directly or indirectly, additional Common Stock in excess of the specified limitations, in addition to the restrictions under the Rights Agreement.  Furthermore, a stockholder’s ability to dispose of Common Stock may be limited by reducing the class of potential acquirers for Common Stock.  In addition, a stockholder’s ownership of Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them.  Stockholders are advised to carefully monitor their ownership of Common Stock and consult their own legal advisors and/or us to determine whether their ownership of Common Stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred Common Stock, to disclose such restrictions to persons holding Common Stock in uncertificated form, and to disclose such restrictions to the public generally.  Because certain buyers, including persons who wish to acquire more than 4.75% of the Common Stock and certain institutional holders who may not be comfortable holding Common Stock with restrictive legends, may not be able to purchase Common Stock, the Protective Amendment could depress the value of the Common Stock in an amount that could more than offset any value preserved from protecting our NOLs.

Anti-Takeover Impact

The reason the Board adopted the Protective Amendment and the Rights Agreement is to preserve the long-term value of our NOLs and Tax Attributes.  The Protective Amendment, if adopted by our stockholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.75% of the outstanding Common Stock and the ability of persons, entities or groups now owning more than 4.75% of the outstanding Common Stock from acquiring additional Common Stock without the approval of our Board.  Accordingly, the overall effects of the Protective Amendment, if adopted by our stockholders, in conjunction with the Rights Agreement may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.  The Protective Amendment is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Effect of the Protective Amendment if you already own more than 4.75% of the outstanding Common Stock

If you already own more than 4.75% of the outstanding Common Stock, you would be able to transfer Common Stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.75% or more of the outstanding Common Stock or create a new holder of 4.75% or more of the outstanding Common Stock.

Effect of the Protective Amendment if you own less than 4.75% of the outstanding Common Stock

The Protective Amendment will apply to you, but, so long as you own less than 4.75% of the outstanding Common Stock you can transfer your Common Stock to a purchaser who, after the sale, also would own less than 4.75% of the outstanding Common Stock.

PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed EisnerAmper LLP (“Eisner Amper”), independent registered public accounting firm, to audit our financial statements for the fiscal year ending June 30, 2013.  The Board proposes that the stockholders ratify this appointment.

On February 4, 2013, the Company was notified by its independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), that upon completion of Ernst & Young’s review of the Company’s unaudited interim condensed consolidated financial statements as of December 31, 2012 and for the three and six month periods ended December 31, 2012 and 2011, Ernst & Young would resign as the Company’s independent registered public accounting firm.  Such review was completed on February 8, 2013.

The reports of Ernst & Young on the Company’s consolidated financial statements for the past two fiscal years ended June 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended June 30, 2012 and 2011, and in the subsequent interim period through February 8, 2013, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K that occurred during the Company's fiscal years ended June 30, 2012 and 2011 or during the subsequent interim period through February 8, 2013.

The Company requested Ernst & Young to furnish it a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of that letter, dated February 8, 2013, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2013.

The Company’s sole director at the time accepted the resignation of Ernst & Young to be effective upon completion of Ernst & Young’s review of the Company’s unaudited interim condensed consolidated financial statements as of December 31, 2012 and for the three and six month periods ended December 31, 2012 and 2011.   Such review was completed on February 8, 2013.

On February 8, 2013, the Company engaged EisnerAmper as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2013.  The appointment of EisnerAmper was approved by the sole director of the Company at the time.

During the fiscal years ended June 30, 2012 and 2011 and through the interim period preceding the engagement of EisnerAmper, the Company (a) has not engaged EisnerAmper as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant was expected to express reliance in its report; and (b) has not consulted with EisnerAmper regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by EisnerAmper concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We do not expect that a representative of Ernst & Young or EisnerAmper will be present at the Annual Meeting.

Accounting Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended June 30, 2012, and June 30, 2011, and fees billed for other services rendered by Ernst & Young during those periods.

	2012	2011
Audit fees: (1)	$232,096	$249,949
Audit related fees: (2)	—	80,222
Tax fees: (3)	22,900	85,829
All other fees: (4)	1,995	1,995
Total	$256,991	$337,773

__________________

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	We did not engage Ernst & Young to perform audit related services during fiscal year 2012 or 2011.

(3)
Tax fees in fiscal 2012 consisted principally of assistance with matters related to a Section 382 study. Tax fees in fiscal year 2011 consisted principally of assistance with matters related to an R&D tax credit study and the qualifying therapeutic discovery project under section 48D of the Internal Revenue Code.

(4)	All other fees in fiscal year 2012 and 2011 consisted principally of access fees to the Ernst & Young on-line Global Accounting & Auditing Information Tool.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Board has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Board for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Board pre-approves these services by category of service. The fees are budgeted and the Board requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Board requires specific pre-approval before engaging our independent registered public accounting firm.

The Board may delegate pre-approval authority to one or more of its directors. The director to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Board at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of EisnerAmper as our independent registered public accounting firm, the Board will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

In accordance with recent legislation, we are seeking your advisory vote on the compensation of our named executive officers for fiscal year 2012.  More specifically, we ask that you support the compensation of our named executive officers for fiscal year 2012 as disclosed in the Compensation Discussion and Analysis section of Appendix A -- Compensation Discussion and Analysis of this Proxy Statement, the compensation tables and any related material contained in Appendix A -- Compensation Discussion and Analysis of this Proxy Statement with respect to our executive officers named in the Summary Compensation Table in Appendix B -- Executive Officer and Director Compensation of this Proxy Statement.  Because your vote is advisory, it will not be binding on the Board.  However, the Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“Resolved, that the compensation paid to the named executive officers of the Company in fiscal year 2012, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.”

Stockholders should note that this non-binding proposal regarding certain compensation arrangements is merely an advisory vote which will not be binding on the Company or the Board.  Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN FISCAL YEAR 2012, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers.  A copy of the Corporate Code of Conduct and Ethics is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

OTHER MATTERS

The Board knows of no other business which will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), stockholder proposals must be received no later than November 22, 2013.  To be considered for presentation at the 2013 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than January 6, 2014 and no later than February, 5 2014.  Proposals that are not received in a timely manner will not be voted on at the 2013 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of: Secretary, Myrexis, Inc., c/o Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, NY 10020.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.

New York, New York

March 22, 2013

Our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2012 (other than exhibits thereto), filed with the Securities and Exchange Commission, is available on the website of the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors—Financial Information” section of our website at www.myrexis.com.  You may also obtain a printed copy of our annual report on Form 10-K free of charge from us by sending a written request to: Myrexis, Inc., c/o Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, NY 10020, Attn: Secretary.  Exhibits will be provided upon written request and payment of an appropriate processing fee.

Schedule I

Amendment to the Company’s Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF THE
 CERTIFICATE OF INCORPORATION
OF
MYREXIS, INC.
____________________________________
Pursuant to Section 242 of the General Corporation Law of the State of Delaware

MYREXIS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”) (the “Corporation”), does hereby certify that:

1.           The name of the Corporation is: Myrexis, Inc.

2.           The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on January 5, 2009 and the Corporation’s original name was Myriad Pharmaceuticals, Inc.

3.           At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Corporation’s Certificate of Incorporation be hereby amended, pursuant to Section 242 of the DGCL, by adding an Article “TWELFTH” thereto, which shall read, in its entirety, as follows:

           “TWELFTH:                                12.1           Definitions.  As used in this Article XII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“4.75-percent Stockholder” means a Person or group of Persons whose Percentage Stock Ownership is 4.75 percent or above at the time a determination hereunder is made.

“Agent” has the meaning set forth in Section 12.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

 “Excess Securities” has the meaning given such term in Section 12.5.

“Expiration Date” means the beginning of the taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier date in accordance with Section 12.11.

“Option Right” shall mean any option, warrant or other right to acquire, convert into, or exchange or exercise for, or any similar interests in, shares of Stock.

“Percentage Stock Ownership” shall mean the sum of a Person’s or group of Persons’ direct ownership interest in the Corporation, as determined under Treasury Regulation Section 1.382-2T(f)(8) (or any successor regulation), and such Person’s or group of Persons’ indirect ownership interest in the Corporation, as determined under Treasury Regulation Section 1.382-2T(f)(15) or 1.1502-92T(c) (or any successor regulations), except that, for purposes of determining a person’s indirect ownership interest in the Corporation, Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii) (or any successor regulations) shall not apply and any Option Right to acquire Stock shall be deemed to have been exercised.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

“Prohibited Distributions” has the meaning given such term in Section 12.6.

“Prohibited Party” shall mean that Person or group of Persons that is caused to be in violation of Section 12.2 of this Article as a result of a Transfer which does not involve a Transfer of Stock of the Corporation.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XII.

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 12.5.

“Securities” and “Security” each has the meaning set forth in Section 12.8.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership and aggregation rules, with such direct, indirect, constructive and aggregated ownership determined under the provisions of Code Section 382 and the regulations thereunder.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Code Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group.  A Transfer also shall include the creation or grant of an Option Right (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)).  For the avoidance of doubt, a Transfer shall not include the creation or grant of an Option Right or warrant by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

12.2           Restrictions on Transfers.  In order to preserve the Tax Benefits to which the Corporation is entitled under the Code, the following restrictions shall apply until the Expiration Date.  No Person (other than the Corporation) or group of Persons shall engage in any Transfer of Stock or agree to any Transfer of Stock with any other Person (other than the Corporation) or group of Persons, to the extent that as a result of such Transfer (or series of Transfers of which such Transfer is a part), if effective, either (1) any Person or group of Persons would become a 4.75-percent Stockholder or (ii) the Percentage Stock Ownership of any 4.75-percent Stockholder would be increased.  Any attempted Transfer that is not permitted by the preceding sentence of this Section 12.2, and any attempted Transfer pursuant to an agreement that is not permitted by the preceding sentence of this Section 12.2, is prohibited and shall be void ab initio.

12.3           Exceptions.

(a)           Notwithstanding anything to the contrary herein, a Transfer shall not be prohibited under Section 12.2 if such Transfer does not increase the Percentage Stock Ownership of any 4.75-percent Stockholder or create a new 4.75-percent Stockholder, in each case, other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)).

(b)           The restrictions set forth in Section 12.2 shall not apply to a Transfer that, absent this Section 12.3(b), would be a Prohibited Transfer if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof.  As a condition to granting its approval pursuant to this Section 12.3(b), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.  The Board of Directors may exercise the authority granted by this Article XII through duly authorized officers or agents of the Corporation.  The Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation.  The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any transferee to Transfer Stock acquired through a Transfer.  Further, approvals of the Board of Directors hereunder may, in the sole and absolute discretion of the Board of Directors, be given retroactively.  Nothing in this Section 12.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

12.4           Legend.  The Board of Directors may require that each certificate or book-entry, and any notice of issuance provided to stockholders, representing shares of Common Stock issued by the Corporation that are subject to the restrictions on transfer and ownership contained in this Article XII bear the following legend:

“THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED AS OF THE DATE HEREOF (THE “CERTIFICATE OF INCORPORATION”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS THEREIN) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT, IF EFFECTIVE, WOULD CAUSE THE PERCENTAGE STOCK OWNERSHIP OF ANY PERSON OR GROUP OF PERSONS TO (I) INCREASE FROM BELOW 4.75 PERCENT TO 4.75 PERCENT OR ABOVE, OR (II) INCREASE FROM 4.75 PERCENT OR ABOVE TO A GREATER PERCENTAGE STOCK OWNERSHIP.  (FOR THIS PURPOSE OWNERSHIP INCLUDES OWNERSHIP BY ATTRIBUTION AS WELL AS DIRECT OWNERSHIP). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT.  IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF DELAWARE GENERAL CORPORATION LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE SUCH TRANSFEREE TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS.  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF ANY STOCK OF THE CORPORATION A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

12.5           Excess Securities.

(a)           No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”).  The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 12.6 of this Article XII or until an approval is obtained under Section 12.3 of this Article XII.  After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities unless subsequent to such Transfer the Corporation Securities are the subject of a Prohibited Transfer.  Any Transfer of Excess Securities not in accordance with the provisions of this Section 12.5 or Section 12.6 shall also be a Prohibited Transfer.

(b)           The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities.  The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article XII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article XII as a condition to registering any Transfer.

12.6           Transfer to Agent.  If the Board of Directors determines that a Transfer of Corporation Securities would constitute a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall assign and deliver, or cause to be assigned and delivered, any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, and shall provide such endorsements or powers in connection therewith as may be reasonably required by the Board of Directors to give effect to such assignment and delivery, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately);  provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to assign and deliver evidence of ownership of Excess Securities and Prohibited Distributions to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to assign and deliver to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 12.7 if the Agent rather than the Purported Transferee had resold the Excess Securities.

12.7           Application of Proceeds and Prohibited Distributions.  The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows:  (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities.  The Purported Transferee’s sole right with respect to such Excess Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section 12.7.  In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 12.7 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

12.8           Modification of Remedies for Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of the DGCL (“Securities,” and individually, a “Security”) but which would cause a Prohibited Party to violate a restriction on Transfers provided for in this Article XII, the application of Section 12.6 and Section 12.7 shall be modified as described in this Section 12.8.  In such case, no such Prohibited Party shall be required to dispose of any interest that is not a Security, but such Prohibited Party and/or any Person whose ownership of Securities is attributed to such Prohibited Party shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which the were acquired) to cause such Prohibited Party, following such disposition, not to be in violation of this Article XII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 12.6 and 12.7, except that the maximum aggregate amount (subject to the next sentence) payable either to such Prohibited Party or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such Prohibited Party or such other Person.  The purpose of this Section 12.8 is to extend the restrictions in Sections 12.2 and 12.6 to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 12.8, along with the other provisions of this Article XII, shall be interpreted to produce the same results, with differences as the context requires, as with a direct Transfer of Corporation Securities.

12.9           Legal Proceedings.  If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 12.6 (whether or not made within the time specified in Section 12.6), then the Corporation may take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.  Nothing in this Section 12.9 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 12.6 to constitute a waiver or loss of any right of the Corporation under this Article XII.

12.10           Damages.  Any stockholder subject to the provisions of this Article XII who knowingly violates the provisions of this Article XII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

12.11           Board Authority.

(a)           The Board of Directors of the Corporation shall have the power to determine all matters necessary for assessing compliance with this Article XII, including, without limitation, (i) whether a Transfer is a Prohibited Transfer, (ii) the Percentage Stock Ownership in the Corporation of any stockholder, (iii) whether an instrument constitutes a Corporation Security, (iv) the amount (or fair market value) due to a Purported Transferee pursuant to Section 12.7, and (v) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XII.

(b)           Nothing contained in this Article XII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits.  Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XII, (iii) modify the definitions of any terms set forth in this Article XII or (iv) modify the terms of this Article XII as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise;  provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the Corporation. Such written resolution of the Board of Directors shall be filed with the Secretary of the Corporation.  Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Board of Directors of the Corporation shall deem appropriate.

(c)           In the case of an ambiguity in the application of any of the provisions of this Article XII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XII. The Board of Directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XII through duly authorized officers or agents of the Corporation. Nothing in this Article XII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

12.12           Reliance.  The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XII, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar schedules), as of any date and/or (b) its Actual Knowledge (as defined below) of the ownership of Corporation Securities. For the purpose of this Section 12.13, “Actual Knowledge” means the actual conscious awareness of information about a fact of any executive officer of the Corporation as at any date of determination.

12.13           Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XII or the status of the Tax Benefits of the Corporation.

12.14           General Authorization.  The purpose of this Article XII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits.  If any provision of this Article XII or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary to comply with such determination.

4.           Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

5.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by _____________, its ___________________ on this __ day of March, 2013.

MYREXIS, INC.

By:
Name:
Title:

APPENDIX TO MYREXIS, INC. 2012 ANNUAL MEETING
PROXY STATEMENT*

Appendix A -- Compensation Discussion and Analysis

Appendix B -- Executive Officer and Director Compensation

* Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

Appendix A

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of our named executive officers for fiscal year 2012, our most recently completed fiscal year.  The following Compensation Discussion and Analysis was previously included as part of Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC on October 29, 2012.

Executive Summary

We became an independent, publicly traded biopharmaceutical company on June 30, 2009, the last day of our 2009 fiscal year, as a result of our separation and spin-off from our former parent company Myriad Genetics, Inc.

Effective July 21, 2011, Adrian N. Hobden, Ph.D., resigned as our President and Chief Executive Officer and as a member of our Board of Directors, and Robert J. Lollini, our then serving Chief Financial Officer, was appointed our interim President and Chief Executive Officer. On September 6, 2011, the Board of Directors appointed Mr. Lollini permanent President and Chief Executive Officer, and as a Class I member of the Board of Directors, and Andrea Kendell, our then serving Vice President, Finance and Human Resources, as Chief Financial Officer. In connection with these management changes, we entered into a Separation Agreement with Dr. Hobden on July 21, 2011, modified our employment and compensation arrangements with Mr. Lollini, including entering into a new offer letter of employment and an amendment to his Executive Severance and Change in Control Agreement on September 9, 2011, and modified our employment and compensation arrangements with Ms. Kendell, including entering into an offer letter of employment and an Executive Severance and Change in Control Agreement on September 22, 2011, each of which is further described below under the heading “Fiscal Year 2012 Compensation of Named Executive Officers.”

On September 8, 2011, we announced that we had completed an in-depth review of our drug development pipeline, incorporating extensive inputs from both internal and independent external analyses. As a result, we made a strategic business decision to suspend any further development of our lead drug candidate Azixa, which was in Phase 2 development for the treatment of advanced primary and metastatic tumors with brain involvement. Following this decision, in November 2011, we announced a corporate reorganization to realign our resources with our development strategy and clinical initiatives following the suspension of our lead drug candidate. The reorganization included an immediate reduction in our workforce by 15 employees or approximately 20%.

On November 16, 2011, Wayne Laslie, our Chief Operating Officer, resigned, which resignation became effective on February 29, 2012. In connection with Mr. Laslie’s resignation, we entered into a Separation Agreement with Mr. Laslie on December 13, 2011, which is further described below under the heading “Fiscal Year 2012 Compensation of Named Executive Officers.”

In February 2012, we announced that we had suspended development activity on all of our preclinical and clinical programs and retained Stifel Nicolaus Weisel, an investment banking firm, to assist in reviewing and evaluating a full range of strategic alternatives to enhance shareholder value. Thereafter, in March 2012, we initiated an alignment of our resources involving a phased reduction in our workforce from approximately 59 employees to 10 current employees.

Based on our evaluation of strategic alternatives, we determined to pursue the acquisition of one or more commercial-stage biopharmaceutical assets, with the goal of building a commercial-stage biopharmaceutical company by optimizing their performance and profitability. Integral to these efforts, on May 11, 2012, we appointed Richard B. Brewer as President and Chief Executive Officer and David W. Gryska as Chief Operating Officer and entered into employment agreements and restricted stock unit agreements with them. The terms of Mr. Brewer’s agreements are described below under the heading “Fiscal Year 2012 Compensation of Named Executive Officers.” In addition, both Mr. Brewer and Mr. Gryska were appointed as members of our Board of Directors.

In connection with the appointment of Mr. Brewer, Robert J. Lollini resigned as President and Chief Executive Officer effective May 11, 2012. In connection with Mr. Lollini’s resignation, we entered into a Separation and Consulting Agreement with Mr. Lollini on May 11, 2012, which is further described below under the heading “Fiscal Year 2012 Compensation of Named Executive Officers.”

After the death of Richard B. Brewer, our President and Chief Executive Officer, on August 15, 2012, the Board of Directors appointed David W. Gryska as our acting President and Chief Executive Officer while considering succession plans.

On November 9, 2012, the Board concluded that it appeared unlikely that a strategic transaction at a valuation materially in excess of the Company’s estimated liquidation value would be achieved in the near term. Based on these and other factors, the Board concluded that a statutory dissolution and liquidation was in the best interests of the Company and its stockholders and therefore unanimously adopted a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), subject to stockholder approval.

On December 14, 2012, the Company filed proxy materials with the SEC for a special meeting of stockholders on January 23, 2013, to consider and vote upon the Plan of Dissolution (the “Special Meeting”).

As previously disclosed, pursuant to the Company’s Separation and Distribution Agreement with Myriad Genetics, Inc. (“Myriad Genetics”), dated June 30, 2009, at the time of the Company’s separation from Myriad Genetics, the Company assumed liability for certain pending or threatened legal matters related to its business, and is obligated to indemnify Myriad Genetics for any liability arising out of such matters, including any costs and expenses of litigating such matters, including payment of attorneys’ fees incurred to defend against claims. One such matter, a lawsuit brought by the Alzheimer’s Institute of America, Inc. (“AIA”) against Myriad Genetics and its wholly owned subsidiary, Myriad Therapeutics, Inc. (formerly known as Myriad Pharmaceuticals, Inc.) (referred to hereinafter together with Myriad Genetics as “Myriad”), and the Mayo Clinic Jacksonville and Mayo Foundation for Medical Education and Research (referred to hereinafter together as “Mayo”), asserted that Myriad and Mayo infringed certain patents allegedly owned by AIA in connection with Myriad’s research and development of its failed Alzheimer’s drug candidate Flurizan (hereinafter referred to as the “Litigation”).  The Company, Myriad, Mayo and AIA are hereinafter referred to collectively as the “Parties”.

On December 21, 2012, the Company announced that it entered into a settlement agreement that settled fully and finally the Litigation. Pursuant to the terms of the Settlement Agreement, in consideration of AIA’s release of claims against and covenant not to sue the other Parties for matters related to the Litigation, Myrexis agreed to (1) pay AIA approximately $1,525,000, and (2) transfer to AIA all program rights and assets associated with the Company’s Hsp90 inhibitor program, cancer metabolism inhibitor program, and small molecule anti-interferon (IKK€/TBK1) inhibitor program (the “Program Assets Transfer”). AIA assumed the Company’s liabilities under the program contracts being transferred to AIA and all liabilities for the further conduct of the programs, subject, in each case, to certain exclusions, including liabilities accruing or arising from events occurring prior to the Program Assets Transfer. The Settlement Agreement also includes a release of claims against AIA by each of the Company, Myriad and Mayo. Simultaneously with the delivery of the settlement payment to AIA by the Company on December 21, 2012, the Parties filed a stipulation of dismissal of the Litigation.

On December 21, 2012, David W. Gryska informed the Company of his resignation as Acting President and Chief Executive Officer, Chief Operating Officer and member of the Board of Directors, effective December 24, 2012.

On January 22, 2013, the Board unanimously determined to cancel the Special Meeting. The Board decided, after extensive and careful consideration of strategic alternatives, to abandon the proposed Plan of Dissolution and instead, the Board declared a special cash distribution to shareholders in the amount of $2.86 per share (the “Dividend”).  The Dividend was paid to stockholders of record at the close of business on Monday, February 4, 2013 and was paid on Friday, February 15, 2013.  The Common Stock traded ex-dividend commencing on Tuesday, February 19, 2013.  The Board also appointed Jonathan M. Couchman as a Class II director of the Company and as its President and Chief Executive Officer.  Subsequent to Mr. Couchman’s appointment to the Board, the remaining members of the Board, Gerald P. Belle, Jason M. Aryeh, Robert Forrester, Timothy R. Franson, M.D., John T. Henderson, M.D., and Dennis H. Langer, M.D., J.D., resigned.  The Company, under the leadership of Mr. Couchman, will continue its evaluation of strategic alternatives.

Effective February 28, 2013, in accordance with the terms of her employment agreement, Andrea Kendell ceased to be Chief Financial Officer of the Company and Jonathan M. Couchman was appointed Chief Financial Officer.

At our 2011 annual meeting, our stockholders cast their votes in support of the Board’s recommendations on the advisory vote regarding the compensation of our named executive officers. Based on the favorable response we received from our stockholders on this advisory vote, there were no changes made to our compensation policies and decisions as result of this vote.

Fiscal Year 2012 Named Executive Officers

Our named executive officers for the fiscal year ended June 30, 2012 were:

•	Richard B. Brewer, our former President and Chief Executive Officer (May 11, 2012 – August 15, 2012).

•	Robert J. Lollini, our former President and Chief Executive Officer (July 21, 2011 – May 11, 2012) and former Chief Financial Officer (February 17, 2009 – September 6, 2011).

•	Adrian N. Hobden, Ph.D., our former President and Chief Executive Officer (February 19, 2009 – July 21, 2011).

•	Andrea Kendell, our former Chief Financial Officer (September 6, 2011 – February 28, 2013).

•	Wayne Laslie, our former Chief Operating Officer (February 19, 2009 – February 29, 2012).

Although David W. Gryska was appointed our Chief Operating Officer on May 11, 2012, under SEC rules he was not deemed a named executive officer for fiscal year 2012 and as a result does not appear in this Compensation Discussion and Analysis and the executive compensation tables that follow. As he was appointed our acting President and Chief Executive Officer on August 15, 2012, following the death of Richard B. Brewer, he will be a named executive officer for fiscal year 2013.

Jonathan M. Couchman was appointed our Chief Executive Officer effective January 22, 2013 and Chief Financial Officer effective February 28, 2013.  Accordingly, he will be a named executive officer for fiscal year 2013.

Detailed Discussion and Analysis

Objectives and Elements of Our Compensation Program

Following our separation and spin-off from Myriad Genetics, our Compensation Committee established the objectives of our compensation programs and implemented plans, policies, and practices to achieve these objectives, and since that time we have been continuously engaged in reviewing and revising our executive compensation policies and practices in light of the changing economic environment, our evolution as an independent company, and, in particular with respect to fiscal year 2012, corporate developments, while striving to achieve the following objectives:

•	attract and retain the best possible executive talent,

•	motivate our executive officers,

•	reward executive officers for their contribution to achieving our objectives through the recognition of individual leadership, initiatives, achievements and other contributions, and

•	increase long-term shareholder value.

The compensation program for our executive officers has historically consisted principally of a combination of base salary, a cash bonus payable under an annual management performance program, and long-term compensation in the form of stock options and restricted stock unit awards designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders.  An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent.  An annual incentive bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by our performance and accomplishment of individual management business objectives, or MBOs.  Stock option awards and restricted stock unit awards reward our executive officers for our long-term performance, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price.  This aligns the executive officer’s interests with stockholders’ long-term interests.  In addition, to motivate our executive officers to stay with us during periods of uncertainty and to keep them focused on the Company’s interests, in February 2010, we entered into Executive Severance and Change in Control Agreements with our then serving executive officers, and on September 22, 2011, with Andrea Kendell in connection with her appointment as Chief Financial Officer, to provide certain severance benefits upon termination.  As further discussed herein, our only Executive Severance and Change in Control Agreement currently in effect with any of our executive officers is our agreement with Ms. Kendell.  We also have an Employee Stock Purchase Plan that provides all of our eligible employees, including our executive officers, with an opportunity to purchase our common stock semi-annually at a purchase price equal to 85% of the reported last sale price of our common stock on either the first or last day of each offering period, whichever is less, and we provide various benefit programs to all of our employees, including health and dental insurance, life and disability insurance, and a 401(k) plan where the Company makes matching contributions of 50% of each employee’s contribution with the employer’s contribution not to exceed 4% of the employee’s compensation.

While certain of these elements, including base salary and equity awards, were used in fiscal year 2012 to compensate certain of our named executive officers, due to the several management changes that we experienced during the fiscal year resulting in termination-based compensation arrangements for some named executive officers and modified compensation arrangements for other named executive officers, the following discussion analyzes the compensation of each named executive officer individually.

Formulating and Setting Executive Compensation and Role of Management

In accordance with the specific directives of the Compensation Committee of the Board during fiscal 2012 as set forth in its charter, the Compensation Committee was responsible for formulating, evaluating, determining, and, at times, recommending that the Board approve, appropriate short- and long-term compensation and incentives, in the form of cash and equity, that were intended to motivate and reward the accomplishment of individual and corporate objectives and align executive officer compensation with creation of long-term shareholder value.  The Compensation Committee also assisted the full Board in establishing and administering appropriate incentive compensation and equity-based plans.  Members of management supported the Compensation Committee, attended portions of its meetings upon request, and performed various administrative functions at its request.  No executive officer was present during Compensation Committee or Board discussions regarding his or her own compensation.

To assist in carrying out its responsibilities, the Compensation Committee utilized publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology and life science industry.  Since December 2008 through the completion of fiscal 2012, the Compensation Committee retained Radford, An Aon Hewitt Consulting Company, for the purpose of reviewing the compensation of our executive officers.  Radford provided the Compensation Committee with competitive market data on the compensation of executive officers at comparable companies within our industry and provided the Compensation Committee with analyses of, and recommendations for, cash and equity compensation for our executive officers.  We believe that the information provided by Radford aided us in determining the compensation of our executive officers.

In June 2011, Radford reviewed our existing fiscal year 2011 peer group to determine its comparability to the Company based on our stage of development, employee headcount, market value, financial profile and business focus.  This evaluation resulted in the removal of 11 companies (Alexza Pharmaceuticals, Arena Pharmaceuticals, ARIAD Pharmaceuticals, Inc., Array BioPharma Inc., Dyax Corp., ImmunoGen, Inc., Incyte Corporation, Inspire Pharmaceuticals, Inc., Pain Therapeutics, Inc., VIVUS, Inc. and Vical Incorporated) and the addition of 11 companies (Aastrom Biosciences, Athersys, AVI BioPharma, Celldex Therapeutics, Curis, Endocyte, Idera Pharma, Inhibitex, Novavax, Peregrine Pharma and Threshold Pharma) based on employee headcount, development stage and market cap. The peer group approved by the Compensation Committee is comprised of the below listed companies.  We refer to this peer group herein as the “2012 peer group” and the data derived from the 2012 peer group as the “Radford Report.”

Aastrom Biosciences	Idera Pharma
Affymax, Inc.	Immunomedics, Inc.
Amicus Therapeutics, Inc.	Infinity Pharmaceuticals, Inc.
ArQule, Inc.	Inhibitex
Athersys	Maxygen, Inc.
AVI BioPharma	Neurocrine Biosciences, Inc.
Celldex Therapeutics	Novavax
Curis	Peregrine Pharma
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Endocyte	Synta Pharmaceuticals Corp.
Geron Corporation	Threshold Pharma

Fiscal Year 2012 Compensation of Named Executive Officers

Richard B. Brewer, former President and Chief Executive Officer (May 11, 2012 – August 15, 2012)

Description of Compensation Arrangements

In connection with Mr. Brewer’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Brewer, effective May 11, 2012, pursuant to which Mr. Brewer was employed on an at-will basis with no specified term of employment.

Pursuant to Mr. Brewer’s employment agreement, his initial base salary was $575,000 per year.  As incentive compensation to align his interests with those of our stockholders, on May 11, 2012, Mr. Brewer was granted restricted stock units (“RSUs”) under our 2009 Employee, Director and Consultant Equity Incentive Plan (the “Equity Incentive Plan”), representing a contingent entitlement to receive 1,069,615 shares of Common Stock, representing 4% of our Common Stock outstanding as of May 11, 2012, pursuant to a Restricted Stock Unit Award Agreement (the “RSU Agreement”).  Pursuant to the terms of the RSU Agreement, provided the Company had completed the acquisition of another company or business whether by merger, reverse merger, combination, acquisition of all or substantially all of a company’s assets, purchase of securities or similar transaction (an “Acquisition”) on or before May 11, 2013, which date could have been extended for up to two 90-day extensions in the sole discretion of the Board if it believed significant progress had been made toward achieving an Acquisition, the shares underlying the RSUs would commence vesting as described below after an Acquisition and upon the achievement of the following performance-based criteria:

•
If the fair market value of Myrexis common stock during any five trading days within a 30-trading day period equaled or exceeded twice the average closing price of the common stock on The NASDAQ Global Market over the 10 trading day period ending on May 10, 2012 (the “First Price Increase”), then the performance milestone with respect to 75% of the shares underlying the RSUs would have been achieved and vesting would have commenced as hereinafter described.  On the day following the First Price Increase, half of the shares underlying the RSUs that had been earned upon achievement of the First Price Increase would have immediately vested and the remaining half would have vested quarterly over a 24-month period thereafter, provided Mr. Brewer was still employed by the Company or an affiliate on each applicable vesting date.

•
If the fair market value of the Common Stock during any five trading days within a 30-trading day period equaled or exceeded three times the average closing price of the Common Stock on The NASDAQ Global Market over the 10 trading day period ending on May 10, 2012 (the “Second Price Increase”), then the performance milestone with respect to 25% of the shares underlying the RSUs would have been achieved and vesting would have commenced as hereinafter described.  On the day following the Second Price Increase, half of the shares underlying the RSUs that had been earned upon achievement of the Second Price Increase would have immediately vested and the remaining half would have vested quarterly over a 24-month period thereafter, provided Mr. Brewer was still employed by the Company or an affiliate on each applicable vesting date.  In addition, in the event of a sale of the Company prior to the Second Price Increase, the Board had the sole discretion to waive the requirement to achieve the Second Price Increase and deem the shares underlying the RSUs to be earned and commence time-based vesting as of the date of the closing of a sale of the Company.

As no Acquisition occurred prior to Mr. Brewer’s death on August 15, 2012, the RSU Agreement was terminated with no Common Stock issued.

In addition, the Board agreed to increase Mr. Brewer’s salary, subject to and following achievement of the First Price Increase, if necessary, to such amount that equaled the 75th percentile of the base salaries paid to the highest level executive officer in the Company’s then applicable peer group, and to establish an annual performance-based bonus plan that would have allowed for Mr. Brewer to earn a bonus with a target payment to be calculated based on a percentage of salary that was considered to be appropriate for his position in relation to companies in the Company’s then applicable peer group. Following the establishment of such bonus plan, payments pursuant thereto would have been made based on achievement of performance objectives as determined by the Board.  As no Acquisition, and therefore no First Price Increase, occurred prior to Mr. Brewer’s death, there was no salary adjustment or bonus plan established during fiscal year 2012 or thereafter for Mr. Brewer.

Mr. Brewer’s employment agreement also contained confidentiality, non-competition, and non-solicitation provisions effective during the term of employment and for certain specified periods thereafter.

Upon Mr. Brewer’s death on August 15, 2012, his employment agreement was terminated with no amounts payable thereunder.

Determination of Mr. Brewer’s Compensation Arrangements

The terms of Mr. Brewer’s compensation were negotiated between Mr. Brewer and the Compensation Committee.  To assist it in the negotiations, the Compensation Committee obtained an analysis of, and a recommendation for, cash and equity compensation for Mr. Brewer from Radford.  In addition, the Compensation Committee used data from Radford’s 2011 Global Life Sciences Survey focusing on public biotechnology and pharmaceutical companies with employee size between 75 and 300 employees and revenues between $50 and $150 million for purposes of determining Mr. Brewer’s compensation.  Mr. Brewer’s compensation package was a combination of base salary and equity incentives that were dependent upon both a strategic acquisition and share price performance designed to tie a substantial portion of his compensation to successful execution of the Company’s business strategy and the creation of shareholder value.  Specifically, Mr. Brewer’s RSUs would vest only upon the consummation of a strategic acquisition and achievement of established share price performance thresholds within a certain period of time.

Robert J. Lollini, former President and Chief Executive Officer (July 21, 2011 – May 11, 2012) and former Chief Financial Officer (February 17, 2009 – September 6, 2011)

Fiscal Year 2012 Compensation of Mr. Lollini as Chief Financial Officer and Interim President and Chief Executive Officer

In June 2011, the Compensation Committee reevaluated the base salaries of our then serving executive officers and recommended, and the Board approved, that there be no increases to the base salaries of our executive officers for fiscal year 2012, with the exception of a 5% increase of the base salary of Mr. Lollini, who was serving as our Chief Financial Officer at that time, from $285,000 to $300,000.  In addition, the Compensation Committee also recommended, and the Board approved, increasing Mr. Lollini’s target bonus award opportunity for fiscal year 2012 performance from 35% to 40% of his base salary.  The Compensation Committee determined to increase Mr. Lollini’s base salary and his target bonus award opportunity based on the Radford Report, targeting a range between the 50th and 75th percentile for base salary and target bonus.

Following the resignation of Adrian N. Hobden, Ph.D., as our President and Chief Executive Officer in July 2011, Mr. Lollini was appointed interim President and Chief Executive Officer while retaining his position as Chief Financial Officer.  At the time of this appointment, there were no changes made to Mr. Lollini’s compensation.

Fiscal Year 2012 Compensation of Mr. Lollini as President and Chief Executive Officer

In September 2011, Mr. Lollini was appointed permanent President and Chief Executive Officer and resigned as Chief Financial Officer.  In connection with his appointment, we entered into a new offer letter with Mr. Lollini that provided for the following compensation arrangements for Mr. Lollini’s service as President and Chief Executive Officer and replaced the offer letter that we had entered into with Mr. Lollini upon his appointment as Chief Financial Officer on February 4, 2009:

•	Base Salary: Effective September 6, 2011, Mr. Lollini’s annual base salary was increased from $300,000 to $395,000.

•
Payment for Service as Interim Chief Executive Officer: For his services as interim President and Chief Executive Officer from July 21, 2011 until September 6, 2011, while also serving as Chief Financial Officer, Mr. Lollini received a $25,000 cash payment.

•	Annual Target Bonus: For fiscal year 2012 performance, Mr. Lollini was eligible to receive an annual target bonus of 50% of his base salary (increased from 40%).

•
Stock Options: On September 22, 2011, Mr. Lollini was granted a stock option to purchase up to 300,000 shares of Common Stock under our Equity Incentive Plan at an exercise price of $2.75 per share, which was equal to the closing price of the Common Stock on the date of grant, and which was scheduled to vest over four years as to 25% of such shares on each anniversary of the date of grant.

The Compensation Committee determined Mr. Lollini’s base salary and target bonus amount based on the Radford Report, targeting a range between the 25th and 50th percentile for base salary and target bonus.

Mr. Lollini’s equity compensation was determined with reference to the Radford Report, targeting a range between the 50th and 75th percentile, as well as Radford’s 2011 Global Life Sciences Survey focusing on public biotechnology and pharmaceutical companies with employee size between 50 and 200 employees.  Radford determined a “Market Composite” of equity compensation at the 25th, 50th and 75th percentiles for Mr. Lollini.  The Market Composite was determined by weighting the compensation data from the 2012 peer group proxy statements by 50%, to the extent proxy data was available, and Radford’s 2011 Global Life Sciences Survey by 50%.  Utilizing the data provided to us in the Radford Report, we analyzed, amongst other criteria, the Market Composite equity compensation (using the Black Scholes value of options, the number of option equivalents, and grant as a percent of company), for Mr. Lollini at the 25th, 50th and 75th percentile range.  We also analyzed our expected gross equity burn rate, issued equity overhang and total equity overhang at the 50th and 75th percentile range as compared to the 22 companies reported in our peer group of companies from equity compensation information for this peer group from publicly available regulatory filings, including proxy statements.  Mr. Lollini’s stock option award was set at approximately the 50th percentile range of aggregate value of awards for chief executive officers represented in the Radford Report.

In addition, Mr. Lollini’s Executive Severance and Change in Control Agreement, dated February 1, 2010, was amended on September 9, 2011, pursuant to which the benefits Mr. Lollini was eligible to receive upon a termination by us that was not in connection with a Change in Control (other than for Cause, Disability or death) or by Mr. Lollini for Good Reason (as such capitalized terms are defined in the agreement), were amended, as follows:

•	payment in a lump sum amount equal to one times his then current annual base salary (increased from six months of base salary);

•	payment in a lump sum amount equal to one times his then current fiscal year target bonus amount (increased from 50%); and

•	continuation of health benefits for up to 12 months (increased from six months).

In the event of the above-described termination, Mr. Lollini was also entitled to payment in a lump sum amount of his base salary through the date of termination, a pro rata portion of his then current fiscal year target bonus amount, and any accrued vacation pay to the extent not previously paid, in accordance with the original terms of his agreement.  The amendment to Mr. Lollini’s Executive Severance and Change in Control Agreement was recommended by the Compensation Committee, and approved by the Board, in order to provide Mr. Lollini with the same severance and change in control benefits that Dr. Hobden, our previous President and Chief Executive Officer, had been eligible to receive under his Executive Severance and Change in Control Agreement.

May 11, 2012 Separation and Consulting Agreement with Mr. Lollini

Mr. Lollini resigned as President and Chief Executive Officer effective May 11, 2012.  In connection with Mr. Lollini’s resignation, we entered into a Separation and Consulting Agreement with Mr. Lollini, dated May 11, 2012 (the “Separation Agreement”).  Mr. Lollini received the payments and benefits to which he was entitled under his Executive Severance and Change in Control Agreement, dated February 1, 2010, as amended on September 9, 2011, in connection with a termination without Cause (as defined in the agreement).  In addition, under the Separation Agreement, Mr. Lollini agreed to resign as a director of Myrexis as of November 15, 2012, and to provide consulting services to the Company through November 15, 2012 in exchange for (i) continued vesting of his outstanding stock options and restricted stock units until November 15, 2012, (ii) the vesting on November 15, 2012 of options to purchase 75,000 shares of Common Stock that would not otherwise have vested by their terms as of that date, and (iii) the extension of the expiration date of all his vested stock options until November 15, 2013. Further details regarding Mr. Lollini’s Separation Agreement are discussed below under the heading “Payments Upon Termination or Change in Control.”

Adrian N. Hobden, Ph.D., former President and Chief Executive Officer (February 19, 2009 – July 21, 2011)

Effective July 21, 2011, Adrian N. Hobden, Ph.D., resigned as our President and Chief Executive Officer and as a member of the Board.  Prior to his resignation, there were no adjustments made during the 2012 fiscal year to Dr. Hobden’s compensation nor was he awarded any equity grants in the 2012 fiscal year.  In connection with Dr. Hobden’s resignation, we negotiated and entered into a Separation Agreement with Dr. Hobden, dated July 21, 2011.  In consideration for the payments and benefits under the Separation Agreement, Dr. Hobden agreed to assist us with an orderly transition for a three month period following July 21, 2011, during which he agreed to be available to provide consulting services to us for up to 10 hours per week.  Pursuant to the terms and conditions of the Separation Agreement, Dr. Hobden received (i) a lump sum payment equal to six months of his gross monthly base salary, (ii) a lump sum payment equal to 50% of his target bonus for the 2012 fiscal year, (iii) COBRA benefits, and (iv) accelerated vesting of stock options and restricted stock units that would have vested through July 21, 2012.  Further details regarding Dr. Hobden’s Separation Agreement are discussed below under the heading “Payments Upon Termination or Change in Control.”

Andrea Kendell, Chief Financial Officer (September 6, 2011 – February 28, 2013)

Fiscal Year 2012 Compensation of Ms. Kendell as Chief Financial Officer

Prior to Ms. Kendell’s appointment as our Chief Financial Officer on September 6, 2011, Ms. Kendell served as our Vice President, Finance and Human Resources.  In connection with Ms. Kendell’s appointment as Chief Financial Officer, we entered into an offer letter with Ms. Kendell, dated September 22, 2011, which provided for the following compensation arrangements for Ms. Kendell’s service as Chief Financial Officer:

•	Base Salary: Effective September 22, 2011, Ms. Kendell’s annual base salary was $255,000.

•	Annual Target Bonus: For fiscal year 2012 performance, Ms. Kendell was eligible to receive an annual target bonus of up to 35% of her base salary.

•
Stock Options: On September 22, 2011, Ms. Kendell was granted a stock option to purchase up to 160,000 shares of Common Stock under our Equity Incentive Plan at an exercise price of $2.75 per share, which was equal to the closing price of the Common Stock on the date of grant, which vests over four years as to 25% of the shares on each anniversary of the date of grant.

In addition, on September 22, 2011, we entered into an Executive Severance and Change in Control Agreement with Ms. Kendell, the terms of which are described below under the heading “Payments Upon Termination or Change in Control.”

We also have a standard form of employment agreement with Ms. Kendell, dated June 29, 2009.  Pursuant to our employment agreement with Ms. Kendell, either party may terminate employment at any time for any reason, with or without notice or cause.  The employment agreement also provides that Ms. Kendell will not disclose confidential information of Myrexis during and after employment and will not compete with Myrexis nor solicit customers or employees during the term of employment and for one year thereafter.

The Compensation Committee determined Ms. Kendell’s base salary and target bonus amount based on the Radford Report, targeting a range between the 25th and 50th percentile for base salary and target bonus.  Ms. Kendell’s equity compensation was determined with reference to the Radford Report, as well as Radford’s 2011 Global Life Sciences Survey, in the same manner that Mr. Lollini’s equity compensation was determined as described above.  Ms. Kendell’s stock option award was set at approximately the 75th percentile range of aggregate value of awards for chief financial officers represented in the Radford Report.

Ms. Kendell’s Fiscal Year 2012 Bonus and Post-2012 Fiscal Year End Compensation Adjustments

At the end of our 2012 fiscal year, the Compensation Committee determined, in an exercise of its sole discretion, to award Ms. Kendell a $75,000 bonus for fiscal year 2012 performance, representing approximately 84% of her target bonus for the year.  The Compensation Committee determined to award this bonus in consideration of Ms. Kendell’s management and oversight of several reductions in force and corporate reorganizations throughout the fiscal year, implementation of strong documentation processes in connection therewith, supporting the Board of Directors through multiple management changes, ensuring internal control over financial reporting activities and supporting the Company and the Board of Directors in its pursuit of other strategic alternatives.

Subsequent adjustments to Ms. Kendell’s Compensation

In connection with the Dividend, based on the recommendation of the Compensation Committee, the Company entered into an Executive Severance and Consulting Agreement with Andrea Kendell, the Company’s Chief Financial Officer, dated January 22, 2013, in order to incentivize her to continue her services with the Company following the Dividend and the Board approved modifications of certain equity awards held by Ms. Kendell, the material terms of which are summarized below.

Treatment of Equity Awards

Restricted Stock Units: The following restricted stock units (“RSUs”) vested effective as of January 22, 2013:

•	20,000 RSUs granted on July 2, 2012 scheduled to vest on November 1, 2013; and

•	4,310 RSUs granted on September 24, 2010 scheduled to vest as to 2,155 shares on each of September 25, 2013 and September 25, 2014.

Stock Options: The stock options set forth below converted into RSUs two (2) business days prior to February 4, 2013 into such number of RSUs that equals the quotient of (A) the aggregate intrinsic value (as defined below) of such options divided by (B) the Fair Market Value (as defined in the 2009 Plan) of the Common Stock on the date of issuance of the RSUs, which RSUs shall vest effective on the opening of business on the business day prior to February 4, 2013.  For each option the intrinsic value per share shall be calculated by subtracting the exercise price of such option from the estimated special cash dividend per share (provided that if the exercise price of such option is greater than such amount, then the intrinsic value of such option shall be $0).

•	60,000 options with an exercise price of $2.65 per share granted on July 2, 2012 which vest quarterly as to 10,000 shares through November 1, 2013; and

•	80,000 of the 160,000 options granted on September 22, 2011 with an exercise price of $2.75 per share, 40,000 of which are vested and 40,000 of which vest on September 22, 2013.

Severance and Post-Dividend Compensation

•	Ms. Kendell will continue as the Company’s Chief Financial Officer on a full time basis compensated at an annual base salary of $280,000 through February 28, 2013 (the “Employment Term”).

•
If Ms. Kendell’s employment is terminated by the Company without cause prior to the expiration of the Employment Term or if Ms. Kendell is then still employed she will be terminated as of the end of the Employment Term and she will receive conditioned upon her execution of a release of claims:

o
The payments and benefits currently due to her under her Executive Severance and Change in Control Agreement, dated September 22, 2011, in connection with a termination without “Cause” (as defined therein); and

o	The retention bonus payable to her under her Retention Bonus Agreement, entered into effective July 2, 2012.

•	From March 1, 2013 through June 30, 2013, Ms. Kendell will be engaged as a consultant to the Company on a regular basis at a rate of $14,000 per month.

•	Beginning July 1, 2013, Ms. Kendell may be engaged as a consultant to the Company on an as-needed hourly basis at a rate of $175 per hour.

Wayne Laslie, former Chief Operating Officer (February 19, 2009 – February 29, 2012)

December 13, 2011 Separation Agreement with Wayne Laslie

On November 16, 2011, Wayne Laslie, our then serving Chief Operating Officer, notified the Company of his intention to resign effective on February 29, 2012.  Prior to his resignation, there were no adjustments made during the 2012 fiscal year to Mr. Laslie’s compensation nor was he awarded any equity grants in the 2012 fiscal year.  In connection with Mr. Laslie’s resignation, we entered into a Separation Agreement with Mr. Laslie on December 13, 2011.  Pursuant to the terms and conditions of the Separation Agreement, Mr. Laslie received the payments and benefits to which he was entitled under his Executive Severance and Change in Control Agreement, dated February 1, 2010, in connection with a termination without Cause (as defined in the agreement).  In addition, Mr. Laslie received accelerated vesting of stock options and restricted stock units through February 28, 2013.  Further details regarding Mr. Laslie’s Separation Agreement are discussed below under the heading “Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears above, with management.  Based on this review and discussion, and the fact that the Compensation Committee of the Board for fiscal year 2012 approved such discussion for purposes of the Company’s 2012 Annual Report on Form 10-K, the Board has recommended that the Compensation Discussion and Analysis be included as part of the Proxy Statement.

MEMBERS OF THE BOARD OF DIRECTORS OF MYREXIS, INC.: Jonathan M. Couchman Michael C. Pearce Steven D. Scheiwe

Appendix B

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2012, 2011 and 2010 to (1) our former President and Chief Executive Officer, Richard B. Brewer, who died on August 15, 2012, (2) our former President and Chief Executive Officer and former Chief Financial Officer, Robert J. Lollini, who resigned on May 11, 2012, (3) our former President and Chief Executive Officer, Adrian N. Hobden, Ph.D., who resigned on July 21, 2011, (4) our former Chief Financial Officer, Andrea Kendell, who’s full-time employment with the Company ended on February 28, 2013, and (5) our former Chief Operating Officer, Wayne Laslie, who resigned effective February 29, 2012.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard B. Brewer(3)
Former President and Chief Executive Officer	2012	54,597		0	(4)	0	0		54,597

Robert J. Lollini(5)	2012	339,387	(6)	25,507	0	550,650	810,579	(7)	1,726,123
Former President and Chief Executive Officer and Former Chief Financial Officer	2011	285,552		50,382	85,565	169,096	9,875		600,470
	2010	285,552		507	84,630	411,119	9,018		790,820

Adrian N. Hobden, Ph.D.(8)	2012	44,629		0	0	0	489,050	(9)	533,679
Former President and Chief Executive Officer	2011	535,552		507	160,835	317,850	9,875		1,024,619
	2010	535,552		507	201,500	433,816	9,875		1,181,250

Andrea Kendell(10)
Chief Financial Officer	2012	244,999	(11)	75,540	0	293,680	9,623	(12)	623,842

Wayne Laslie(13)	2012	269,535		547	0	0	424,087	(14)	694,169
Former Chief Operating Officer	2011	380,552		524	96,500	190,710	9,875		678,161
	2010	380,552		524	68,510	146,413	9,875		605,874

(1)
The amounts cited for fiscal year 2012 represent for Mr. Lollini a $25,000 cash payment for services as interim President and Chief Executive Officer from July 21, 2011 – September 6, 2011, which was paid during the fiscal year, as well as a holiday cash bonus of $507; for Ms. Kendell a $75,000 cash bonus for performance in fiscal year 2012, which was paid in the following fiscal year, as well as a holiday cash bonus of $540; and for Mr. Laslie a holiday cash bonus.

(2)
Represents the aggregate grant date fair value of stock awards and option awards, respectively, granted in each year presented calculated in accordance with FASB ASC Topic 718.  Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in this Form 10-K.  See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in this Form 10-K.

(3)	Mr. Brewer served as our President and Chief Executive Officer from May 11, 2012 to August 15, 2012.

(4)
As discussed in the Compensation Discussion and Analysis, Mr. Brewer was awarded a grant of restricted stock units on May 11, 2012 that would vest only upon the achievement of certain performance criteria, as described in the Compensation Discussion and Analysis.  On the date of grant, the performance criteria were not probable of being achieved; therefore, no stock-based compensation expense has been recorded for this grant.  Assuming achievement of all of the performance criteria, the grant date fair value of the award is $2,941,441.  Upon Mr. Brewer’s death on August 15, 2012, the restricted stock units were terminated and no shares were issued.

(5)
During fiscal year 2012, Mr. Lollini served as our Chief Financial Officer from July 1, 2011 – September 6, 2011, as interim President and Chief Executive Officer from July 21, 2011 – September 6, 2011, and as President and Chief Executive Officer from September 6, 2011 until his resignation effective May 11, 2012.

(6)	Represents salary earned at an annual base rate of $300,000 from July 1, 2011 – September 5, 2011, and at an annual base rate of $395,000 from September 6, 2011 – May 11, 2012.

(7)
Represents (i) $6.28 per month for July 2011 through December 2011 and $5.53 per month for January 2012 through May 2012 of premiums paid by Myrexis with respect to term life insurance for the benefit of Mr. Lollini, (ii) $10,022 for matching contributions made under the Myrexis 401(k) plan on behalf of Mr. Lollini, and (iii) the following payments made to Mr. Lollini in connection with his resignation effective May 11, 2012, and pursuant to the terms of his Separation and Consulting Agreement, dated May 11, 2012: (a) $395,000 representing twelve months of Mr. Lollini’s annual base salary on the date of his termination, (b) $197,500 representing 100% of Mr. Lollini’s 2012 fiscal year target bonus amount, (c) $181,042 representing a pro-rated portion of Mr. Lollini’s 2012 fiscal year target bonus amount, (d) $25,919 representing accrued vacation as of the date of his termination, and (e) $1,031, representing COBRA benefits.

(8)	Dr. Hobden resigned as our President and Chief Executive Officer effective July 21, 2011.

(9)
Represents (i) $6.28 per month during fiscal year 2012 of premiums paid by Myrexis with respect to term life insurance for the benefit of Dr. Hobden, (ii) $3,096 for matching contributions made under the Myrexis 401(k) plan on behalf of Dr. Hobden, and (iii) the following payments made to Dr. Hobden in connection with his resignation on July 21, 2011, and pursuant to the terms of his Separation Agreement, dated July 21, 2011: (a) $267,500 representing six months of Dr. Hobdens’ annual base salary on the date of his termination, (b) $133,750 representing 50% of Dr. Hobdens’ 2012 fiscal year target bonus amount, (c) $79,218 representing accrued vacation as of the date of his termination, and (d) $5,480 representing COBRA benefits.

(10)
Ms. Kendell was appointed Chief Financial Officer on September 6, 2011.  Effective February 28, 2013, Ms. Kendell is no longer the Chief Financial Officer.  Compensation data is disclosed for Ms. Kendell only for those years for which she was a named executive officer.

(11)	Represents salary earned at an annual base rate of $220,000 from July 1, 2011 – September 21, 2011, and at an annual base rate of $255,000 from September 22, 2011 – June 30, 2012.

(12)
Represents (i) $6.28 per month for July 2011 through December 2011 and $5.53 per month for January 2012 through June 2012 of premiums paid by Myrexis with respect to term life insurance for the benefit of Ms. Kendell and (ii) $9,552 for matching contributions made under the Myrexis 401(k) plan on behalf of Ms. Kendell.

(13)	Mr. Laslie resigned as our Chief Operating Officer effective February 29, 2012.

(14)
Represents (i) $6.28 per month for July 2011 through December 2011 and $5.53 per month for January 2012 through February 2012 of premiums paid by Myrexis with respect to term life insurance for the benefit of Mr. Laslie, (ii) $7,098 for matching contributions made under the Myrexis 401(k) plan on behalf of Mr. Laslie, and (iii) the following payments made to Mr. Laslie in connection with his resignation effective February 29, 2012, and pursuant to the terms of his Separation Agreement, dated December 13, 2011: (a) $190,000 representing six months of Mr. Laslie’s annual base salary on the date of his termination, (b) $101,333 representing a pro-rated portion of Mr. Laslie’s 2012 fiscal year target bonus amount, (c) $76,000 representing 50% of Mr. Laslie’s 2012 fiscal year target bonus amount offset by the amount of base salary paid for December 2011 through February 2012, (d) $43,474 representing accrued vacation as of the date of his termination, and (e) $6,133 representing COBRA benefits.

2012 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended June 30, 2012 to the executive officers named in the Summary Compensation Table.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards $(/Share)	Grant Date Fair Value of Stock and Option Awards $()(1)
			Threshold (#)		Target (#)		Maximum (#)
Richard B. Brewer
Former President and Chief Executive Officer	5/11/12	5/9/12	802,211	(2)	1,069,615	(2)	1,069,615	(2)	—	—	0	(2)

Robert J. Lollini
Former President and Chief Executive Officer and Former Chief Financial Officer	9/22/11	9/22/11	—		—		—		300,000	2.75	550,650

Adrian N. Hobden, Ph.D.
Former President and Chief Executive Officer	—	—	—		—		—		—	—	—

Andrea Kendell
Chief Financial Officer	9/22/11	9/22/11	—		—		—		160,000	2.75	293,680

Wayne Laslie
Former Chief Operating Officer	—	—	—		—		—		—	—	—

(1)
See our discussion in the footnote to our financial statements entitled “Share-Based Compensation” in this Proxy Statement for details as to the assumptions used to determine the grant date fair values of these awards.

(2)
As discussed in the Compensation Discussion and Analysis, Mr. Brewer was awarded a grant of restricted stock units on May 11, 2012 that would vest with respect to 75% and 25% of the shares, respectively, only upon the achievement of certain performance criteria, as described in the Compensation Discussion and Analysis.  On the date of grant, the performance criteria were not probable of being achieved; therefore, no stock-based compensation expense has been recorded for this grant.  Assuming achievement of all of the performance criteria, the grant date fair value of the award is $2,941,441.  Upon Mr. Brewer’s death on August 15, 2012, the restricted stock units were terminated and no shares were issued.

Narrative Disclosure to Summary Compensation Table and 2012 Fiscal Year Grants of Plan-Based Awards Table

Employment Agreements

The terms of our employment agreement, offer letter, and/or separation agreement, as applicable, with each of our named executive officers are described in the Compensation Discussion and Analysis and below under the heading “Payments Upon Termination or Change in Control.”

2012 Equity Awards

As discussed in the Compensation Discussion and Analysis, on May 11, 2012, Richard B. Brewer was awarded a grant of 1,069,615 restricted stock units under our Equity Incentive Plan, representing 4% of our Common Stock outstanding as of May 11, 2012, in connection with his appointment as our President and Chief Executive Officer, which were subject to the vesting and other conditions set forth in the restricted stock unit agreement that we entered into with Mr. Brewer on May 11, 2012 and described in the Compensation Discussion and Analysis. Upon Mr. Brewer’s death on August 15, 2012, the restricted stock unit agreement with Mr. Brewer terminated and no Common Stock was issued thereunder.

As discussed in the Compensation Discussion and Analysis, in connection with their respective appointments as President and Chief Executive Officer and Chief Financial Officer effective September 6, 2011 and as set forth in their respective offer letters, Robert J. Lollini and Andrea Kendell were granted options to purchase 300,000 and 160,000 shares of Common Stock, respectively, on September 22, 2011, under our Equity Incentive Plan.  These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant as reported by The NASDAQ Global Market, and a four-year vesting schedule with 25% of the shares vesting on each anniversary of the date of grant.  In accordance with the terms of our Separation Agreement with Mr. Lollini, 75,000 shares underlying his option will vest on November 15, 2012, the date of his resignation from the Board, and the option will cease vesting on such date.

Fiscal Year 2012 Performance Bonus Awards

In the first quarter of fiscal year 2012, the Compensation Committee established target bonus award opportunities for each then serving executive officer and certain employees, based on a percentage of base salary.  These percentages were set at the market 50th percentile.  In connection with Mr. Lollini’s appointment as President and Chief Executive Officer on September 6, 2011, his target bonus percentage was increased from 40% to 50%.  In connection with Ms. Kendell’s appointment as Chief Financial Officer on September 6, 2011, her target bonus percentage was increased from 30% to 35%.  Dr. Hobden’s and Mr. Laslie’s target percentages remained at 50% and 40%, respectively, for fiscal year 2012.  Mr. Brewer was not entitled to any bonus compensation under his compensation arrangements with us.  Although target bonus award opportunities were established for fiscal year 2012 performance, as a result of the changing strategy and direction of the Company during the year, formal objectives were ultimately never established and approved by the Compensation Committee for purposes of evaluating performance and awarding bonuses following the end of the fiscal year, as had been done in prior years.

Our only executive officer eligible to receive a bonus for fiscal year 2012 performance and employed with us on the last day of the 2012 fiscal year was Andrea Kendell, our former Chief Financial Officer.  Although no formal objectives were established during fiscal year 2012 for purposes of evaluating Ms. Kendell’s performance, the Compensation Committee exercised its discretion and awarded Ms. Kendell a $75,000 bonus, representing 84% of her target bonus.  This bonus was awarded by the Compensation Committee in recognition of Ms. Kendell’s management and oversight of several reductions in force and corporate reorganizations, implementation of strong documentation processes in connection therewith, supporting the Board through multiple management changes, ensuring internal control over financial reporting activities and supporting the Company and the Board in its pursuit of other strategic alternatives.

Outstanding Equity Awards at 2012 Fiscal Year-End

Our separation and spin-off from Myriad Genetics on June 30, 2009 was effectuated by way of a pro rata dividend to Myriad Genetics stockholders of one Share for every four shares of Myriad Genetics common stock.  In connection with the spin-off and pursuant to the terms of Myriad Genetics’ stock option plans, each outstanding Myriad Genetics stock option on the date of the separation was adjusted.  Each adjusted Myriad Genetics stock option remains exercisable for the same number of shares of Myriad Genetics common stock as the original Myriad Genetics option, and for each Myriad Genetics option outstanding, a new Myrexis stock option, exercisable for one-fourth of the number of shares of our common stock as the original Myriad Genetics option was issued.  The exercise price of each adjusted Myriad Genetics option and each new Myrexis stock option was determined in accordance with Section 409A and Section 422 of the Internal Revenue Code and preserved the intrinsic value of the pre-separation Myriad Genetics option.

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2012, the last day of our fiscal year, held by each of the executive officers named in the Summary Compensation Table.  All options with grant dates noted in the “Date of Grant” column prior to July 1, 2009 represent the stock options that were granted on June 30, 2009 in connection with the separation as described above and the “Date of Grant” cited in the below table represents the date that the original Myriad Genetics options were granted as that is the date based on which the associated stock options vest and terminate.  All of these options were issued under our 2009 Equity Plan with the same terms as the original Myriad Genetics option, except that the vesting, if any, and expiration of both the Myriad Genetics and the new options are based on the optionholder’s continuing employment with us following the separation.

		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard B. Brewer
Former President and Chief Executive Officer	05/11/2012	—	—		—	—	1,069,615	(2)	2,791,695

Robert J. Lollini(3)
Former President and Chief Executive Officer and Former Chief Financial Officer	07/01/2009	50,000	50,000	(4)	4.03	11/15/2013	—		—
	09/10/2009	16,500	16,500	(4)	4.63	11/15/2013	—		—
	02/18/2010	16,500	16,500	(4)	4.83	11/15/2013	—		—
	09/24/2010	—	—		—	—	16,625	(5)	43,391
	09/24/2010	16,625	49,875	(4)	3.86	11/15/2013	—		—
	9/22/2011	0	150,000	(6)	2.75	11/15/2013	—		—

Adrian N. Hobden, Ph.D.
Former President and Chief Executive Officer(7)	02/19/2004	2,946	0		0.93	02/19/2014	—		—
	02/17/2005	2,260	0		1.22	02/17/2015	—		—
	02/16/2006	13,951	0		1.34	02/16/2016	—		—
	09/06/2006	16,000	0		1.40	09/06/2016	—		—
	02/21/2007	15,548	0		1.89	02/21/2017	—		—
	09/26/2007	22,500	0		2.80	09/26/2017	—		—
	02/28/2008	26,169	0		2.06	02/28/2018	—		—
	09/10/2008	16,875	0		3.56	09/10/2018	—		—

Andrea Kendell
Chief Financial Officer(8)	07/01/2009	2,500	2,500	(9)	4.03	07/01/2019	—		—
	09/10/2009	5,310	5,310	(9)	4.63	09/10/2019	—		—
	02/18/2010	5,538	5,536	(9)	4.83	02/18/2020	—		—
	09/24/2010	—	—		—	—	6,465	(10)	16,874
	09/24/2010	4,315	12,945	(9)	3.86	09/24/2020	—		—
	09/22/2011	0	160,000	(9)	2.75	09/22/2021	—		—

Wayne Laslie
Former Chief Operating Officer(10)	11/11/2004	4,244	0		1.07	11/11/2014	—		—
	09/14/2005	2,774	0		1.13	09/14/2015	—		—
	02/16/2006	7,951	0		1.34	02/16/2016	—		—
	09/06/2006	10,000	0		1.40	09/06/2016	—		—
	02/21/2007	9,548	0		1.89	02/21/2017	—		—
	09/26/2007	6,500	0		2.80	09/26/2017	—		—
	02/28/2008	16,169	0		2.06	02/28/2018	—		—
	09/10/2008	14,000	0		3.56	09/10/2018	—		—

(1)
The market value of the unvested restricted stock units was determined by multiplying the number of unvested units by $2.61, the closing price of our common stock on June 29, 2012, the last business day of our 2012 fiscal year.

(2)
Represents a grant of restricted stock units to Mr. Brewer that would vest only upon the achievement of certain performance criteria, as described in the Compensation Discussion and Analysis.  Upon Mr. Brewer’s death on August 15, 2012, the restricted stock units were terminated and no shares were issued.

(3)
Mr. Lollini resigned as President and Chief Executive Officer effective May 11, 2012 and will resign from the Board of Directors effective November 15, 2012.  Pursuant to the Separation and Consulting Agreement entered into with Mr. Lollini on May 11, 2012, in consideration for Mr. Lollini’s agreement to provide consulting services to Myrexis through November 15, 2012, Mr. Lollini received (i) continued vesting of his outstanding stock options and restricted stock units until November 15, 2012, (ii) the vesting on November 15, 2012 of options to purchase 75,000 shares of Myrexis common stock that were granted on September 22, 2011 that would not otherwise have vested by their terms, and (iii) the extension of the expiration date of all of his vested stock options until November 15, 2013.

(4)	The options vested or vest as to 25% of the shares on each anniversary of the date of grant but, as described in footnote (3), will cease vesting on November 15, 2012.

(5)
Represents restricted stock units that vested or vest as to one-quarter of the units on each anniversary of the date of grant but, as described in footnote (3), will cease vesting and terminate to the extent unvested on November 15, 2012.

(6)
The options vested or vest as to 25% of the shares on each anniversary of the date of grant but, as described in footnote (3), will vest as to 75,000 shares on November 15, 2012 and cease vesting thereafter.

(7)
Dr. Hobden resigned as President and Chief Executive Officer and as a member of the Board of Directors effective July 21, 2011.  In connection with Dr. Hobden’s resignation, we entered into a Separation Agreement with Dr. Hobden pursuant to which, among other things, the vesting of Dr. Hobden’s stock options and restricted stock units that would have vested through July 21, 2012 was accelerated.  All unvested options and unvested restricted stock units held by Dr. Hobden and not subject to accelerated vesting were terminated on July 21, 2011.  All of Dr. Hobden’s vested stock options are exercisable following his resignation in accordance with their original terms.

(8)	Ms. Kendall is no longer Chief Financial Officer effective February 28, 2013.

(9)	The options vested or vest as to 25% of the shares on each anniversary of the date of grant.

(10)	Represents restricted stock units that vested or vest as to one-quarter of the units on each anniversary of the date of grant.

(11)
Mr. Laslie resigned as Chief Operating Officer effective February 29, 2012.  In connection with Mr. Laslie’s resignation, we entered into a Separation Agreement with Mr. Laslie pursuant to which, among other things, Mr. Laslie received twelve months accelerated vesting of equity awards from February 29, 2012.  All unvested options and unvested restricted stock units held by Mr. Laslie and not subject to accelerated vesting terminated on February 29, 2012.  All of Mr. Laslie’s vested stock options are exercisable following his resignation in accordance with their original terms.

2012 Fiscal Year Option Exercises and Stock Vested

The following table shows information regarding the exercise of stock options and the vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting $()(2)
Richard B. Brewer
Former President and Chief Executive Officer	—	—	—	—

Robert J. Lollini
Former President and Chief Executive Officer and Former Chief Financial Officer	—	—	12,542	31,621

Adrian N. Hobden, Ph.D.
Former President and Chief Executive Officer	120,914	243,576	27,083	94,249

Andrea Kendell
Chief Financial Officer	—	—	3,655	9,436

Wayne Laslie
Former Chief Operating Officer	14,955	5,420	18,166	55,062

(1)
Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option.  The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.  All of the options exercised by the executive officers in this table were exercised following such executive officer’s date of termination with the Company.

(2)
Represents the vesting of restricted stock units.  The value realized is calculated by multiplying the number of units that vested by the closing price of our common stock on the applicable date of vesting.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Payments Upon Termination or Change in Control

Richard B. Brewer, former President and Chief Executive Officer

As of June 30, 2012, there were no severance or change in control arrangements in place with Richard B. Brewer, our former President and Chief Executive Officer, other than acceleration of his RSUs had milestones been achieved under the RSU Agreement.

May 11, 2012 Separation and Consulting Agreement with Robert J. Lollini, former President and Chief Executive Officer

Robert J. Lollini resigned as President and Chief Executive Officer effective May 11, 2012.  In connection with Mr. Lollini’s resignation, we entered into a Separation and Consulting Agreement with Mr. Lollini, dated May 11, 2012 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Mr. Lollini received the following amounts and benefits to which he was entitled pursuant to the terms of his Executive Severance and Change in Control Agreement, dated February 1, 2010, as amended September 9, 2011, in connection with a termination without Cause (as defined in the agreement):

(i)	$395,000 representing payment in a lump sum amount equal to one times his then current annual base salary;

(ii)	$197,500 representing payment in a lump sum amount equal to one times his fiscal year 2012 target bonus amount;

(iii)	$181,042 representing 11 months accrual of his fiscal year 2012 target bonus amount;

(iv)	$25,919 representing accrued vacation as of the date of termination; and

(v)	$1,031 representing COBRA benefits.

In addition, Mr. Lollini agreed to resign as a director of the Company as of November 15, 2012, and to provide consulting services to the Company through November 15, 2012.  In consideration of Mr. Lollini’s agreement to provide consulting services to the Company, Mr. Lollini received:

•	continued vesting of his outstanding stock options and restricted stock units until November 15, 2012;

•
the vesting on November 15, 2012 of options to purchase 75,000 shares of Myrexis common stock that would not otherwise have vested by their terms, which options have an exercise price of $2.75 per share, which exceeds the closing price of our common stock on June 29, 2012, the last business day of our fiscal year; and

•	the extension of the expiration date of all his vested stock options until November 15, 2013.

In addition, the Separation Agreement contains Mr. Lollini’s general release of any claims against us, and Mr. Lollini’s agreement that the non-disclosure, intellectual property assignment, non-competition (as modified by the Separation Agreement) and non-solicitation provisions set forth in his employment agreement with us, dated July 1, 2009, will continue to apply in accordance with their terms.

July 21, 2011 Separation Agreement with Adrian N. Hobden, Ph.D., former President and Chief Executive Officer

Effective July 21, 2011, Adrian N. Hobden, Ph.D., resigned as our President and Chief Executive Officer and as a member of our Board of Directors.  In connection with Dr. Hobden’s resignation, we negotiated a Separation Agreement with Dr. Hobden.  Pursuant to the terms and conditions of the Separation Agreement, Dr. Hobden received:

(i)	$267,500 representing payment in a lump sum amount equal to six months of his then current annual base salary;

(ii)	$133,750 representing payment in a lump sum amount equal to 50% of his fiscal year 2012 target bonus amount;

(iii)	$79,218 representing accrued vacation as of the date of termination;

(iv)	$5,480 representing COBRA benefits;

(v)
accelerated vesting of 89,375 stock options that would have vested through July 21, 2012, valued at $13,558 determined by multiplying the number of vesting in-the-money options by the spread between the closing price of our common stock on July 21, 2011, which was $3.4776 per share, and the exercise price of such accelerated in-the-money options; and

(vi)
accelerated vesting of 10,417 restricted stock units that would have vested through July 21, 2012, valued at $36,226 determined by multiplying the number of vesting restricted stock units by $3.4776, the closing price of our common stock on July 21, 2011.

In exchange for the foregoing, Dr. Hobden agreed to assist us with an orderly transition for a three month period following July 21, 2011, during which he agreed to be available to provide consulting services to us for up to 10 hours per week.  In addition, the Separation Agreement contains Dr. Hobden’s release of claims against us, and Dr. Hobden’s agreement that the non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in his employment agreement with us, dated July 1, 2009, will continue to apply in accordance with their terms.

September 22, 2011 Executive Severance and Change in Control Agreement with Andrea Kendell, former Chief Financial Officer

As of June 30, 2012, our only severance and change in control arrangement in effect with a named executive officer is our Executive Severance and Change in Control Agreement (the “Severance and Change in Control Agreement”) with Andrea Kendell, our Chief Financial Officer, dated September 22, 2011.

Termination Payments and Benefits

Under the terms of the Severance and Change in Control Agreement with Ms. Kendell, if (1) a Change in Control (as defined in the agreement) occurs and within 12 months of the Change in Control the employment of Ms. Kendell is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason (as such capitalized terms are defined in the agreement), or (2) Ms. Kendell’s employment is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason not in connection with a Change in Control, then Ms. Kendell shall be entitled to the following:

•	payment in a lump sum amount of her base salary through the date of termination, and any accrued vacation pay to the extent not previously paid;

•	payment in a lump sum amount equal to one times her then current annual base salary;

•	payment in a lump sum amount equal to one times her then current fiscal year target bonus amount; and

•	continuation of health benefits for up to 12 months.

Receipt of severance payments under the agreement is conditioned on Ms. Kendell executing and delivering a written general release of claims against the Company and its affiliates within 30 days of termination, and which includes Ms. Kendell’s reaffirmation of her continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in her employment agreement, dated June 29, 2009, with the Company.

Term

The Severance and Change in Control Agreement with Ms. Kendell has a term (the “Term”) that continues in effect until December 31, 2015 and thereafter for one year terms unless the Company provides notice of non-renewal at least 90 days prior to the end of the expiration of the term then in effect.  The rights and obligations under the Severance and Change in Control Agreement will expire on the earlier of (i) the expiration of the Term, (ii) the date that is 12 months after a Change in Control, if Ms. Kendell is still employed by the Company as of such later date, or (iii) the fulfillment by the Company of all of its obligations under the Severance and Change in Control Agreement.

Defined Terms

As defined in the Severance and Change in Control Agreement:

“Cause” means the executive’s willful and continued failure to substantially perform her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the executive has not substantially performed the executive’s duties; or the executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A “Change in Control” means the occurrence of any of the following events: (1) Ownership.  Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (2) Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval.

“Disability” means the executive’s absence from the full-time performance of the executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.

“Good Reason” means the occurrence, without the executive’s written consent, of any of the following events or circumstances: (a) a material and continuing diminution of the executive’s position, duties, authority or responsibilities in the operation and management of the Company as compared to such position, duties, authority or responsibilities on the effective date of the Severance and Change in Control Agreement; (b) a material reduction in the executive’s then current annual base salary; (c) a change by the Company in the location at which the executive performs her principal duties for the Company to a new location that is more than 50 miles from the location at which the executive performs her principal duties for the Company on the effective date of the Severance and Change in Control Agreement; (d) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Severance and Change in Control Agreement; or (e) any failure of the Company to pay or provide to the executive any portion of the executive’s compensation or any Company-paid health, disability, accident and/or life insurance plans or programs due within seven days of the date such compensation or benefits are due, or any material breach by the Company of the Severance and Change in Control Agreement or any employment agreement with the executive.

The defined terms set forth above are the same defined terms that were contained in our now terminated Executive Severance and Change in Control Agreements with each of Dr. Hobden, Mr. Lollini, and Mr. Laslie.

Potential Payments to Ms. Kendell upon a June 30, 2012 Termination

If Ms. Kendell had been terminated as of June 29, 2012, the last business day of our most recently completed fiscal year, under one of the circumstances described in her Severance and Change in Control Agreement, she would have received the following:

(i)	$255,000 representing payment in a lump sum amount equal to one times her then current annual base salary;

(ii)	$89,250 representing payment in a lump sum amount equal to one times her then current fiscal year target bonus amount;

(iii)	$14,779 representing continuation of health benefits for up to 12 months; and

(iv)	$46,260 representing payment in a lump sum amount of Ms. Kendell’s base salary through the date of termination, and accrued vacation pay.

In connection with the Dividend, based on the recommendation of the Compensation Committee, the Company entered into an Executive Severance and Consulting Agreement with Andrea Kendell, the Company’s Chief Financial Officer, dated January 22, 2013, in order to incentivize her to continue her services with the Company following the Dividend and the Board approved modifications of certain equity awards held by Ms. Kendell, as summarized in the section titled “Fiscal Year 2012 Compensation of Named Executive Officers” above,

December 13, 2011 Separation Agreement with Wayne Laslie, former Chief Operating Officer

On November 16, 2011, Wayne Laslie, our then serving Chief Operating Officer, notified the Company of his intention to resign effective on February 29, 2012.  In connection with Mr. Laslie’s resignation, we entered into a Separation Agreement with Mr. Laslie on December 13, 2011.  Pursuant to the terms and conditions of the Separation Agreement, Mr. Laslie received the following:

(i)	$190,000 representing payment in a lump sum amount equal to six months of his then current annual base salary;

(ii)	$101,333 representing payment in a lump sum amount equal to 8 months accrual of his fiscal year 2012 target bonus amount;

(iii)	$76,000 representing payment in a lump sum amount equal to 50% of his fiscal year target bonus amount offset by the amount of base salary paid for December 2011 through February 2012;

(iv)	$43,474 representing accrued vacation as of the date of termination;

(v)	$6,133 representing COBRA benefits;

(vi)
accelerated vesting of 35,750 stock options that would have vested through February 28, 2013, none of which had an exercise price lower than $3.20 per share, the closing price of our common stock on February 29, 2012; and

(vii)
accelerated vesting of 11,916 restricted stock units that would have vested through February 28, 2013, valued at $38,131 determined by multiplying the number of vesting restricted stock units by $3.20, the closing price of our common stock on February 29, 2012.

Mr. Laslie’s right to receive the foregoing was subject to his execution of a release of claims against the Company, and his agreement that the non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in his employment agreement with Myrexis, dated July 1, 2009, will continue to apply in accordance with their terms.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2012 to each of our non-employee directors at the time.  In accordance with the terms of his Separation and Consulting Agreement with us, Mr. Lollini did not receive any compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
Gerald P. Belle	157,000	(2)	29,949	186,949
Jason M. Aryeh	39,250		44,898	84,148
Robert Forrester	100,000		29,949	129,949
John T. Henderson, M.D.	71,000		29,949	100,949
Dennis H. Langer, M.D., J.D.	103,000		29,949	132,949
Timothy R. Franson, M.D.	59,000		29,949	88,949

____________________

(1)
Represents the aggregate grant date fair value of option awards granted in fiscal year 2012 calculated in accordance with FASB ASC Topic 718.  Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in this Form 10-K.  See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in this Form 10-K.  In accordance with our Director Compensation Policy described below, on December 8, 2011, the date of our 2011 annual meeting of stockholders, each of our non-employee directors, with the exception of Mr. Aryeh, was granted a non-qualified option to purchase 16,250 shares of Common Stock, the grant date fair value of which was $29,949.  Mr. Aryeh was appointed to our Board of Directors on October 19, 2011.  Pursuant to the terms of our Director Compensation Policy, upon his appointment to the Board, Mr. Aryeh was granted a non-qualified option to purchase 25,000 shares of Common Stock at an exercise price of $2.74 per share, the closing price of our common stock on the date of grant, with a grant date fair value of $44,898.  This option vested in full on October 19, 2012.  The following table shows the total number of outstanding and vested stock options held by our non-employee directors (excluding Mr. Lollini) as of June 30, 2012:

Name	Options Outstanding (#)	Vested Options (#)
Gerald P. Belle	72,500	56,250
Jason M. Aryeh	25,000	—
Robert Forrester	57,500	41,250
John T. Henderson, M.D.	97,500	81,250
Dennis H. Langer, M.D., J.D.	75,000	58,750
Timothy R. Franson, M.D.	57,500	41,250

(2)
In addition to the cash fees paid to Mr. Belle pursuant to our Director Compensation Policy described below, this amount also includes $25,000 paid to Mr. Belle in September 2011 for his services and assistance in connection with Dr. Hobden’s departure as President and Chief Executive Officer and the subsequent management transition.

Director Compensation Policy

Each non-employee director receives a fee of $10,000 annually for their service.

Myrexis, Inc.

Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees as set forth in proposal 1 and “FOR” proposals 2, 3 and 4.	Please mark your votes like this

Proposal 1 – The election of the following nominees to the Board of Directors:

1) Steven D. Scheiwe as a Class I director for a term ending at the 2013 annual meeting of stockholders;
2) Jonathan M. Couchman as a Class II director for a term ending at the 2014 annual meeting of stockholders; and
3) Michael C. Pearce as a Class III director for a term ending at the 2015 annual meeting of stockholders.

           ☐ FOR           ☐ WITHHOLD ALL       ☐  FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

_______________________________________________________

Proposal 2 – To approve an amendment to the Company’s Certificate of Incorporation to restrict certain transfers of common stock in order to preserve the tax treatment of our net operating losses and other tax benefits.

           ☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

Proposal 3 – To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

           ☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

Proposal 4 – To consider an advisory vote on the compensation of our named executive officers, as disclosed in the proxy statement.

           ☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

Label Area 4” x 1 1/2”

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2013.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Please indicate if you plan to attend the meeting.  ☐

DISCRETIONARY AUTHORITY:

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER AND FURTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on April 26, 2013.

The proxy statement and form of proxy card are available on the Internet at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MYREXIS, INC.
C/O XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE, SUITE 2260
NEW YORK, NY 10020

Proxy — Annual Meeting of Shareholders
April 26, 2013

The undersigned, a shareholder of Myrexis, Inc., a Delaware corporation (the “Company”), does hereby appoint Jonathan M. Couchman and Steven D. Scheiwe and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Shareholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on April 26, 2013 at Noon, Eastern time, or at any adjournment or postponement thereof.
The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 22, 2013.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

Address Change:
________________________
________________________
________________________
(Continued, and to be marked, dated and signed, on the other side)